SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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RUDDICK CORPORATION

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RUDDICK CORPORATION

301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202

December 27, 2010

TO THE SHAREHOLDERS OF
RUDDICK CORPORATION

The Annual Meeting of the Shareholders of Ruddick Corporation (the “Company”) will be held in the Auditorium, 12th Floor, Two Wells Fargo Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 17, 2011 at 10:00 A.M., local time.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about December 27, 2010, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners at the close of business on December 10, 2010. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

You are cordially invited to attend the Annual Meeting of Shareholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting by Internet. The Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. Any proxy materials sent to you will include a proxy card that will provide you with a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Sincerely,
Thomas W. Dickson
Chairman of the Board of Directors,
President and Chief Executive Officer

RUDDICK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON
FEBRUARY 17, 2011

To our Shareholders:

The Annual Meeting of the Shareholders of your Company will be held in the Auditorium, 12th Floor, Two Wells Fargo Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 17, 2011, at 10:00 A.M., local time, for the following purposes:

1.	To elect ten (10) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve the Ruddick Corporation 2011 Incentive Compensation Plan;

3.	To consider and provide an advisory (non-binding) “Say on Pay” vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement;

4.	To consider and provide an advisory (non-binding) “Say on Frequency” vote to approve that the “Say on Pay” vote should occur at least once in every one (1), two (2) or three (3) years;

5.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 2, 2011; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the provisions of the North Carolina Business Corporation Act, December 10, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of record of the common stock of Ruddick Corporation (the “Common Stock”) at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by Internet, or request that proxy materials be sent to you by mail. If you request the proxy materials by mail, included therewith will be a proxy card with a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail.

YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE (I) BY INTERNET, (II) REQUEST PROXY MATERIALS BE SENT TO YOU THAT WILL INCLUDE A PROXY CARD WITH A TELEPHONE NUMBER YOU MAY CALL TO CAST YOUR VOTE, OR YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL, OR (III) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

By order of the Board of Directors.

Douglas J. Yacenda
Secretary

December 27, 2010

RUDDICK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held on
February 17, 2011

This statement, first mailed or made available to shareholders on or about December 27, 2010, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, February 17, 2011, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two Wells Fargo Center, 301 S. Tryon Street, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, the Company is now furnishing proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials or vote by telephone, you should follow the instructions for requesting proxy materials included in the Notice.

It is anticipated that the Notice will be sent to shareholders on or about December 27, 2010. This Proxy Statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to shareholders on the date that the Notice is first sent.

The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Company’s Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted (i) in favor of electing as directors of the Company the ten persons named in this Proxy Statement as nominees, each to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, (ii) in favor of approving the Ruddick Corporation 2011 Incentive Compensation Plan, (iii) in favor of providing an advisory (non-binding) “Say on Pay” vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement, (iv) in favor of providing an advisory (non-binding) “Say on Frequency” vote to approve that the “Say on Pay” votes should occur at least once in three (3) years, (v) in favor of ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 2, 2011, and (vi) in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the Notice by mail, the Company may request banks, brokers and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

VOTING SECURITIES

Pursuant to the provisions of the North Carolina Business Corporation Act, December 10, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 49,143,393 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum.

Under the rules of the New York Stock Exchange Inc. (the “NYSE”), a bank, broker or other nominee holding the Company’s shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The bank, broker or other nominee, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when a bank, broker or other nominee does not vote on a particular proposal because that bank, broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The proposal to elect directors, the advisory (non-binding) “Say on Pay” vote to approve the compensation of the Company’s named executive officers, the advisory (non-binding) “Say on Frequency” vote to approve the frequency of the Say on Pay vote, and the proposal to approve the Ruddick Corporation 2011 Incentive Compensation Plan are considered non-routine matters under the NYSE rules, which means that your bank, broker or other nominee may not use its discretion to vote your shares held in street name on those matters without your express voting instructions.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm is considered a “routine” matter under the NYSE rules, which means that your bank, broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your bank, broker or other nominee to vote your shares on this matter, the bank, broker or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares unvoted altogether.

PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the “beneficial ownership” of Common Stock by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock. The information provided for Neuberger Berman Group LLC, Southeastern Asset Management, Inc., BlackRock, Inc., River Road Asset Management, LLC and NFJ Investment Group LLC is based solely on the latest Schedule 13G reports each entity had filed with the Securities and Exchange Commission (the “SEC”) as of October 31, 2010. For all other persons the information is provided as of October 31, 2010. The nature of beneficial ownership of the shares included is presented in the notes following the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
T. Rowe Price Trust Company (2) Trustee of the Ruddick Retirement and Savings Plan Post Office Box 89000 Baltimore, Maryland 21289	4,472,838	9.15%
Neuberger Berman Group LLC (3) 605 Third Avenue New York, NY 10158	4,837,338	9.89%
Southeastern Asset Management, Inc. (4) 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,156,538	6.45%
BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	2,880,273	5.89%
River Road Asset Management, LLC (6) 462 S. 4th Street, Suite 1600 Louisville, KY 40202	2,593,658	5.30%
NFJ Investment Group LLC (7) 2100 Ross Avenue, Suite 700 Dallas, TX 75201	2,583,300	5.28%

(1)	“Beneficial Ownership” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	T. Rowe Price Trust Company, in its capacity as directed trustee, votes Common Stock held by the Ruddick Retirement and Savings Plan (the “RRSP”) that have been allocated to individual accounts in accordance with the participants’ instructions and does not vote allocated Common Stock as to which no instructions are received. Fiduciary Counselors Inc. (“FC”) was engaged as an independent fiduciary with respect to the Common Stock held by the RRSP in order to, among other things, monitor the Company’s financial condition to determine, in FC’s sole discretion, whether holding Common Stock by the RRSP is no longer consistent with the Employee Retirement Income Security Act of 1974, as amended, and if it were to become no longer consistent, to determine when and in what manner to liquidate the shares. As such, FC filed a Schedule 13G with the SEC on February 16, 2010 claiming shared dispositive power over the shares held by the RRSP.

(3)	Neuberger Berman Group LLC (“NBG”) reported in its Schedule 13G/A filed with the SEC on February 17, 2010 that it had beneficial ownership of 4,837,338 shares, together with its affiliates Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds. Neuberger Berman Group LLC had shared power to vote over 4,038,546 shares and shared power to dispose over 4,837,338 shares. Neuberger Berman LLC, a subsidiary of NBG, had shared power to vote over 4,038,546 shares and shared power to dispose over 4,837,338 shares. Neuberger Berman Management LLC, a subsidiary of NBG, had shared power to vote and shared power to dispose over 4,009,002 shares. Neuberger Berman Equity Funds had shared power to vote and shared power to dispose over 3,987,202 shares.

(4)	Southeastern Asset Management, Inc. (“Southeastern”), an investment advisor registered under the Investment Advisors Act of 1940, stated in its Schedule 13G/A filed with the SEC on February 5, 2010 that it had shared power to vote and shared power to dispose over 3,107,459 shares with its client, Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act of 1940. Southeastern had sole power to dispose over 49,079 shares.

(5)	BlackRock, Inc. (“BlackRock”) reported in its Schedule 13G filed with the SEC on January 29, 2010, that it had sole power to vote and sole power to dispose over 2,880,273 shares.

(6)	River Road Asset Management, LLC (“River Road”), an investment advisor registered under the Investment Advisors Act of 1940, stated in its Schedule 13G filed with the SEC on February 16, 2010 that it had sole power to vote over 2,197,245 shares and sole power to dispose over 2,593,658 shares.

(7)	NFJ Investment Group LLC (“NFJ”), an investment advisor registered under the Investment Advisors Act of 1940, reported in its Schedule 13G filed with the SEC on February 12, 2010 that it had beneficial ownership of 2,583,300 shares, together with its affiliates Allianz Global Investors Management Partners LLC, Nicholas-Applegate Capital Management LLC, an investment advisor registered under the Investment Advisors Act of 1940, and Oppenheimer Capital LLC, an investment advisor registered under the Investment Advisors Act of 1940. NFJ had sole power to vote and sole power to dispose over 2,583,300 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Under the Company’s Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the Board of Directors. The number of directors currently is fixed at ten. All of the members of the Board of Directors will be elected annually to serve one year terms. At the Annual Meeting the shareholders will elect all ten members of the Board of Directors.

The Board of Directors has nominated the ten persons listed herein to be elected as directors at the Annual Meeting, each for a term of one year. All of the nominees are currently members of the Board of Directors.

It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the ten nominees listed herein, each to serve until the next Annual Meeting of Shareholders or until such nominee’s successor shall be elected and qualified to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.

Once a quorum is present at the Annual Meeting, director nominees will be elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat on the Board of Directors is elected for that seat. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

Votes withheld from director nominees do not technically have the effect of an “against” vote with respect to the election of directors. However, in accordance with the Company’s Corporate Governance Guidelines, each nominee for election to the Board of Directors has agreed in writing that if he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), that he or she will, with no further action, immediately resign from the Board of Directors, effective upon acceptance of the resignation by the Board of Directors after its receipt of the recommendation of the Corporate Governance & Nominating Committee. Abstentions and broker non-votes are not considered “withheld” votes.

If a nominee is the subject of a Majority Withheld Vote, the Corporate Governance & Nominating Committee will promptly consider the resignation, and consider a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors then will decide whether or not to accept the resignation at its next regularly scheduled Board of Directors meeting, or, if a regularly scheduled meeting will not occur within 100 days of the date the election is certified by the inspector of elections, the Board of Directors will hold a special meeting to consider the matter.

Thereafter, the Board of Directors will promptly disclose the explanation of its decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

A director who is the subject of a Majority Withheld Vote will not participate in the Corporate Governance & Nominating Committee’s recommendation or the Board of Directors action regarding whether to accept (i) such director’s resignation or (ii) the resignation of any other director who is then also the subject of a Majority Withheld Vote.

The Board of Directors recommends that the shareholders vote to elect all of the nominees as directors.

Set forth herein is the name of each nominee for election to the Board of Directors, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

Nominees for Election as Directors

JOHN R. BELK, age 51, has been President and Chief Operating Officer of Belk, Inc., retail merchants, since May 2004. Prior to that time, he served as President – Finance, Systems and Operations of Belk, Inc. from May 1998 to May 2004. Mr. Belk is also the Chairman of the Board of Trustees of Novant Health, Inc. and served as director of ALLTEL Corporation from 1996 to November 2007. Mr. Belk has broad experience in the management and oversight of a retail business. He brings significant expertise in retail business matters, strategic planning, risk management and corporate governance, which are important to our large and diversified company. He has been a director of the Company since 1997 and also serves as a director of Belk, Inc.

JOHN P. DERHAM CATO, age 60, has been the Chairman, President and Chief Executive Officer of The Cato Corporation, a specialty apparel retailer, since January 2004. Prior to that time, Mr. Cato was the President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation from May 1999 to January 2004. Mr. Cato brings to the Board of Directors a breadth and depth of operations, management, and strategic planning experience in the retail industry. His background at The Cato Corporation and exposure to the textile industry in particular is directly relevant to the oversight of a large organization like the Company. Mr. Cato has been a director of the Company since November 2002 and also serves as a director of The Cato Corporation.

THOMAS W. DICKSON, age 55, is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and has been Chairman of the Board of Directors since March 2006 and President and principal executive officer since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., a wholly owned subsidiary of the Company and one of the world’s largest global manufacturers and distributors of industrial sewing thread, embroidery thread and technical textiles. Mr. Dickson brings executive decision making skills, operating and management experience, and broad supermarket, textile and real estate experience to the Board of Directors from his 30 years of experience with the Company and its subsidiaries. These experiences and Mr. Dickson’s ongoing interaction with the Company’s customers and suppliers provide the Board of Directors with, among other things, industry expertise important to the Company’s businesses and a deep understanding of the Company’s business and operations and the economic environment in which it operates. He has been a director of the Company since 1997.

JAMES E. S. HYNES, age 70, was the Chairman of the Board of Hynes Inc., a manufacturer’s representative, from September 1986 until October 2000. As one of the most tenured directors, Mr. Hynes provides the Board of Directors with retailing and strategic planning expertise through his service on the board of Hynes Inc. His experiences dealing with major manufacturers of health and beauty products and large retailers are important to the Board of Directors’ oversight of strategic planning. He has been a director of the Company since 1983 and serves as Chairman of the Board of Commissioners of Carolinas HealthCare System, one of the Southeast’s leading healthcare systems.

ANNA SPANGLER NELSON, age 48, has been Chairman of Spangler Companies, Inc. (formerly known as Golden Eagle Industries, Inc.), a private investment company, since January 2005. Ms. Nelson has been a general partner of the Wakefield Group, a venture capital company, since September 1988. From these experiences, Ms. Nelson brings knowledge of financial products and investments that assists the Board of Directors in overseeing the financial management and risk management practices of the Company. Ms. Nelson has been a director of the Company since 1998.

BAILEY W. PATRICK, age 49, has been Managing Partner of Merrifield Patrick Vermillion, LLC, a company involved in commercial real estate, brokerage and development, since July 2010. Mr. Patrick was the President of Bissell Patrick LLC, which was also involved in commercial real estate, brokerage and development, from

September 1998 until December 2009, at which time Bissell Patrick LLC merged into Merrifield Patrick LLC. Mr. Patrick was Managing Partner of Merrifield Patrick LLC from January 2010 until July 2010, at which time Merrifield Patrick merged to form Merrifield Patrick Vermillion LLC. Mr. Patrick has been a director of the Company since August 2003 and serves as a director of The Cato Corporation. Mr. Patrick brings a breadth and depth of operations and strategic planning experience to the Board of Directors, including real estate development experience, from his leadership at Bissell Patrick LLC. Mr. Patrick’s background particularly assists the Board of Directors in overseeing the Company’s real estate functions and expansions.

ROBERT H. SPILMAN, JR., age 54, has been the President and Chief Executive Officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since March 2000. Mr. Spilman has been a director of the Company since August 2002 and also serves as a director of Bassett Furniture Industries, Incorporated and Dominion Resources, Inc. Through his management experience at Basset Furniture Industries, Incorporated, a vertically integrated manufacturer, importer and retailer of home furnishings operating a network of licensed and corporate stores, Mr. Spilman provides the Board of Directors with sales, operations, risk management, strategic planning and corporate governance expertise that is important to the oversight of the Company.

HAROLD C. STOWE, age 64, has been the managing member of Stowe-Monier Management, LLC, a venture capital management company since August 2008. Prior to that time, he served as the Interim Dean of Development at the Wall College of Business Administration of Coastal Carolina University from June 2007 to August 2008. Prior to that time, Mr. Stowe was the President and Chief Executive Officer of Canal Holdings, LLC, a real estate and asset management company, from October 2001 to March 2006. Prior to that time, he was the President and Chief Executive Officer of Canal Industries, Inc., a forest products company, from March 1997 until October 2001. Mr. Stowe is also the Chairman of the Board of the Waccamaw Community Foundation and serves on the Board of the South Carolina Education Oversight Committee. Mr. Stowe has a broad range of financial, banking, textile and management expertise, which provides the Board of Directors with valuable experience in its oversight of the financial reporting and corporate governance of the Company. Mr. Stowe has been a director of the Company since 1998 and also serves as a director of SCANA Corporation.

ISAIAH TIDWELL, age 65, was the Georgia Wealth Management Director and Executive Vice President of Wachovia Bank, N.A. from September 2001 to February 2005. Prior to that time, he served as the President, Georgia Banking, of Wachovia Bank from July 1999 to September 2001. Mr. Tidwell’s extensive experience in retail banking operations and credit administration at Wachovia Bank provides the Board of Directors with significant financial and retail expertise important to the oversight of the Company’s retail operations, financial reporting and enterprise risk management. Mr. Tidwell has been a director of the Company since 1999 and also serves as a director of Lance, Inc. and Lincoln National Corporation.

WILLIAM C. WARDEN, JR., age 58, was the Executive Vice President, Administration, of Lowes Companies, Inc. from February 1996 to February 2003. Mr. Warden’s experience as an executive of a large retail organization provides the Board of Directors with expertise in the areas of real estate, engineering and construction, loss prevention and safety, internal audit, administration and legal that is relevant to the Company’s businesses, developments and operations as well as the strategic planning functions of the Board of Directors. Mr. Warden has been a director of the Company since February 2008 and also serves as a director of Bassett Furniture Industries, Incorporated.

No director has a family relationship as close as first cousin with any other executive officer, director or nominee for director of the Company.

Directors’ Fees and Attendance

The Company compensated each director elected to the Board of Directors at the Company’s 2010 Annual Meeting of Shareholders who was not an employee of the Company or its subsidiaries via an annual fee in the amount of $34,000 for services as a director. Directors also receive a meeting fee for each Board of Directors or committee meeting attended. The meeting fee was $2,000 per meeting in the fiscal year ended October 3, 2010 (“Fiscal 2010”). The Chairman of the Audit Committee was paid an annual fee of $6,000 in addition to the fees described herein.

Pursuant to the Ruddick Corporation Director Deferral Plan (the “Deferral Plan”), non-employee directors of the Company may generally defer the payment of the annual fee and/or board meeting fees. The fees deferred by a director under the Deferral Plan are converted into stock units and credited to the director’s account as of the date such fees would have otherwise been paid to the director (the “Valuation Date”). The account of a director is credited with a number of stock units equal to the number of whole and fractional shares of Common Stock which the director would have received with respect to such fees if the fees had been paid in Common Stock, determined by dividing such fees by the average of the high and low sale price (“Average Price”) of a share of Common Stock on the Valuation Date. Director’s accounts are equitably adjusted for the amount of any dividends, stock splits or applicable changes in the capitalization of the Company. The Company uses a non-qualified trust to purchase and hold the Common Stock to satisfy the Company’s obligation under the Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, the number of stock units in the director’s account are delivered and paid in the form of whole shares of Common Stock to the director or a designated beneficiary, plus the cash equivalent for any fractional shares. During Fiscal 2010, non-employee directors of the Company were also able to defer the payment of the annual fee and/or board meeting fees into the Ruddick Corporation Flexible Deferral Plan (“FDP”). The fees deferred by a director under the FDP are credited to the director’s account as of the date such fees would have otherwise been paid to the director. The Company uses a non-qualified trust to purchase and hold the assets to satisfy the Company’s obligation under the FDP, and the directors who are participants in the FDP are general creditors of the Company in the event the Company becomes insolvent. The account of a director is credited with a rate of return based on the performance of the investment options selected by the director. Participants in the FDP may designate the timing of the distributions of deferrals, either at a specific date prior to separation from service or at separation from service, and may designate the form of distribution, either in a lump sum or in installments. Additional details of the FDP are included under the heading “Compensation Discussion and Analysis – Flexible Deferral Plan.”

Pursuant to the provisions of the Company’s equity incentive plans, the Company has automatically granted to each new non-employee director upon his or her initial election as director a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the Average Price of the Common Stock on the date of grant of the option. These options are immediately vested on the date of the director’s election.

In addition to the compensation discussed herein, the Company grants other incentive awards to its non-employee directors from time to time. At the meeting of the Board of Directors held on November 19, 2009 each of John R. Belk, John P. Derham Cato, Alan T. Dickson, James E. S. Hynes, Anna Spangler Nelson, Bailey W. Patrick, Robert H. Spilman, Jr., Harold C. Stowe, Isaiah Tidwell and William C. Warden, Jr., constituting all of the non-employee directors of the Company at the time of the meeting, were credited with a discretionary Company contribution of $14,000, which was paid into the Deferral Plan and converted into stock units, as described herein. The Company also provides $100,000 of term life insurance coverage for each non-employee director and certain perquisites as disclosed in the footnotes to the following table.

Mr. Alan T. Dickson retired from the Board of Directors effective as of the Annual Meeting of Shareholders held on February 18, 2010 and thus was a director during part of Fiscal 2010.

Director Compensation for 2010(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
John R. Belk	60,000	—	—	—	—	85	60,085
John P. Derham Cato	70,000	—	—	—	—	85	70,085
Alan T. Dickson (4)	16,000	—	—	—	—	38,393	54,393
James E. S. Hynes	60,000	—	—	—	—	85	60,085
Anna Spangler Nelson	68,000	—	—	—	—	85	68,085
Bailey W. Patrick	62,000	—	—	—	—	85	62,085
Robert H. Spilman, Jr.	54,000	—	—	—	—	85	54,085
Harold C. Stowe	76,000	—	—	—	—	85	76,085
Isaiah Tidwell	62,000	—	—	—	—	85	62,085
William C. Warden, Jr.	72,000	—	—	—	—	85	72,085

(1)	Thomas W. Dickson, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Dickson as an employee of the Company is shown in the Summary Compensation Table for 2010 provided herein.

(2)	There were no option awards granted to the Company’s directors during Fiscal 2010. Amounts required to be reflected in this table are the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, related to options granted in Fiscal 2010. With respect to Mr. Thomas W. Dickson, please see “Outstanding Equity Awards at Fiscal Year-End for 2010” for a list of equity awards outstanding as of October 3, 2010. The assumptions used in the calculation of these amounts, if any, are included in the note entitled “Stock Options and Stock Awards” in the Notes to Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010, except that for the purposes of this table the estimates of forfeitures related to service-based vesting conditions have been disregarded. Options are currently granted only upon initial election or appointment as director. The outstanding stock options for each director as of October 3, 2010 were as follows:

Outstanding Stock Option Awards
at Fiscal Year-End for 2010

Name	Number
John R. Belk	6,000
John P. Derham Cato	12,000
Alan T. Dickson	0
James E. S. Hynes	6,000
Anna Spangler Nelson	6,000
Bailey W. Patrick	5,000
Robert H. Spilman, Jr.	14,000
Harold C. Stowe	6,000
Isaiah Tidwell	6,000
William C. Warden, Jr.	10,000

(3)	Perquisites and personal benefits were less than $10,000 in aggregate for each director who served during Fiscal 2010, other than Alan T. Dickson. The Company paid premiums of $85 for a full year of term life insurance for each of the non-employee directors, other than for Alan T. Dickson. For Alan T. Dickson, the Company paid a premium of $36 in Fiscal 2010 until his coverage terminated at the time of his retirement as a director.

In addition, the perquisites and personal benefits received by Alan T. Dickson included $38,051, related to personal use of the Company’s aircraft, and benefits of $306, related to International SOS travel services.

(4)	Mr. Alan T. Dickson was a member of the Board of Directors only during part of Fiscal 2010 as he did not stand for re-election at the Annual Meeting of Shareholders held on February 18, 2010.

The Board of Directors held four (4) meetings during Fiscal 2010. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which they served during Fiscal 2010, except for Mr. Robert H. Spilman, Jr., who attended 60% of such aggregate number of meetings of the Board and its committees on which he served.

Committees of the Board of Directors

As of October 3, 2010, the Company’s Board of Directors had the following standing committees: (i) the Audit Committee, whose current members are Harold C. Stowe (Chair), John P. Derham Cato, Anna Spangler Nelson, Isaiah Tidwell and William C. Warden, Jr.; (ii) the Compensation Committee, whose current members are James E. S. Hynes (Chair), John R. Belk, John P. Derham Cato and Bailey W. Patrick; and (iii) the Corporate Governance & Nominating Committee, whose current members are Robert H. Spilman, Jr. (Chair), Anna Spangler Nelson, Isaiah Tidwell and William C. Warden, Jr. Included herein is a description of each committee of the Board of Directors.

Audit Committee: The Audit Committee discharges the Board of Director’s responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the outside auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and outside auditors. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee has been determined to be an independent director, in accordance with the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act. The Audit Committee met seven (7) times during Fiscal 2010.

Compensation Committee: The Compensation Committee assesses the Company’s overall compensation programs and philosophies. Among other things, it and the Chairman of the Corporate Governance & Nominating Committee approve the goals and objectives relevant to the Chief Executive Officer’s compensation and recommend to the independent members of the Board of Directors for their approval, the salary, incentive compensation and equity compensation of the Chairman of the Board of Directors, President and Chief Executive Officer. In addition, the Compensation Committee recommends to the Board of Directors for its approval, the salaries, incentive compensation and equity compensation for other executive officers. The Compensation Committee also reviews the salaries and incentive compensation for other Company officers and key employees of the Company’s subsidiaries other than the executive officers of the Company. In addition, the Compensation Committee approves the annual bonus criteria under the Ruddick Corporation Cash Incentive Plan, the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (the “Addendum”) and, if approved by the shareholders, the Ruddick Corporation 2011 Incentive Compensation Plan. The Compensation Committee grants restricted stock to the employees of the Company and its subsidiaries, other than the executive officers of the Company, pursuant to the Company’s equity incentive plans and reports such actions to the Board of Directors.

The Compensation Committee may delegate any of its powers or duties to the chairperson of the Compensation Committee or any subcommittee, other than as prohibited by law. Each member of the Compensation Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee met two (2) times during Fiscal 2010. For more information see the “Report of the Compensation Committee” appearing elsewhere in this Proxy Statement.

Corporate Governance & Nominating Committee: The Corporate Governance & Nominating Committee identifies, reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance & Nominating Committee monitors and evaluates the performance of the directors, individually and collectively. The Corporate Governance & Nominating Committee also reviews and makes recommendations to the full Board of Directors regarding changes in the number, chairperson, composition or responsibilities of each of the committees of the Board of Directors and also reviews the committee charters. The Corporate Governance & Nominating Committee periodically reviews the Company’s Corporate Governance Guidelines and recommends changes to the Board of Directors. Each member of the Corporate Governance & Nominating Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Corporate Governance & Nominating Committee met one (1) time during Fiscal 2010. The Corporate Governance & Nominating Committee will consider nominations for directors from shareholders. A more detailed discussion regarding the process for nominating potential director candidates is included elsewhere in this Proxy Statement under the heading “Corporate Governance Matters – Process for Nominating Potential Director Candidates.”

Beneficial Ownership of Company Stock

The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors and all nominees for director of the Company and the executive officers named in the Summary Compensation Table for 2010 included herein, and of such directors and executive officers of the Company as a group, all as of October 31, 2010. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

Name	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class
John R. Belk	11,974	(3)	*
John P. Derham Cato	12,000	(4)	*
Thomas W. Dickson	326,631	(5)	*
James E. S. Hynes	12,780	(3)	*
Fred A. Jackson	104,963	(6)	*
Frederick J. Morganthall, II	48,613	(7)	*
Anna Spangler Nelson	31,000	(8)	*
Bailey W. Patrick	5,000	(9)	*
Robert H. Spilman, Jr.	14,040	(10)	*
Harold C. Stowe	7,000	(3)	*
Isaiah Tidwell	6,000	(3)	*
William C. Warden, Jr.	15,000	(11)	*
John B. Woodlief	55,549	(12)	*
All directors and executive officers as a group (13 persons)	650,550	(13)	1.3%

*	Less than 1%

(1)	The table includes shares allocated under the RRSP to individual accounts of those named persons and group members who participate in the plan, the voting of which is directed by such named persons or group members, as appropriate.

(2)	In accordance with Rule 13d-3 promulgated under the Exchange Act, the table does not include shares of Common Stock that are deliverable in connection with the Deferral Plan. Pursuant to the Deferral Plan, distributions under the Deferral Plan are paid in the form of Common Stock ninety days following the date of termination of service as a director. As of October 31, 2010, the Company was authorized to deliver up to 500,000 shares of Common Stock pursuant to the Deferral Plan and has delivered 20,986 shares to the participating non-employee directors who have left the Board of Directors. Additionally there were 119,984 stock units reserved under the Deferral Plan for delivery to the current participating non-employee directors. A more detailed discussion regarding the Deferral Plan is included elsewhere in this Proxy Statement under the heading “Election of Directors – Directors’ Fees and Attendance”. The number of stock units that have been credited to each of the participating non-employee directors as of October 31, 2010 is set forth herein:

Name	Stock Units Credited Under Deferral Plan
John R. Belk	18,210
John P. Derham Cato	13,438
James E. S. Hynes	6,975
Anna Spangler Nelson	21,567
Bailey W. Patrick	12,451
Robert H. Spilman, Jr.	11,327
Harold C. Stowe	18,650
Isaiah Tidwell	13,862
William C. Warden, Jr.	3,499
Total	119,979	*

*	This sum may vary from other Deferral Plan totals included herein due to rounding.

(3)	Includes 6,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(4)	Represents 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Cato would have sole voting and investment power upon acquisition.

(5)	Includes 229,717 shares owned of record and beneficially by Thomas W. Dickson, as to which he has sole voting and investment power; 10,851 shares allocated to his RRSP account, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan; 10,676 shares held as custodian for his children, as to which he has sole voting and investment power; 62,887 shares of restricted stock, as to which he has sole voting power, but no investment power; and 12,500 performance shares that will be settled via restricted stock within sixty days of October 31, 2010, upon the issuance of which he will have sole voting power, but no investment power.

(6)	Includes 53,370 shares owned of record and beneficially by Mr. Jackson, as to which he has sole voting and investment power and all of which are pledged by Mr. Jackson as security; 10,034 shares allocated to his RRSP account, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan; 13,250 shares of restricted stock, as to which he has sole voting power, but no investment power; 4,500 performance shares that will be settled via restricted stock within sixty days of October 31, 2010, upon the issuance of which he will have sole voting power, but no investment power; and 23,809 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2010, as to which he would have sole voting and investment power upon acquisition.

(7)	Includes 9,001 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 33,362 shares of restricted stock, as to which he has sole voting power, but no investment power; and 6,250 performance shares that will be settled via restricted stock within sixty days of October 31, 2010, upon the issuance of which he will have sole voting power, but no investment power.

(8)	Includes 13,000 shares owned of record and beneficially by Ms. Nelson as to which she has sole voting and investment power; 6,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which she would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which she has shared voting and investment power and is deemed the beneficial owner.

(9)	Represents 5,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Patrick would have sole voting and investment power upon acquisition.

(10)	Includes 14,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Spilman would have sole voting and investment power upon acquisition.

(11)	Includes 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Warden would have sole voting and investment power upon acquisition.

(12)	Includes 15,823 shares owned of record and beneficially by Mr. Woodlief, as to which he has sole voting and investment power; 1,827 shares allocated to his RRSP account, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan; 31,649 shares of restricted stock, as to which he has sole voting power, but no investment power; and 6,250 performance shares that will be settled via restricted stock within sixty days of October 31, 2010, upon the issuance of which he will have sole voting power, but no investment power.

(13)	Includes (i) 350,381 shares owned of record and beneficially as to which such persons have sole voting and investment power; (ii) 94,809 shares that may be acquired by such persons upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2010, as to which such persons would have sole voting and investment power upon acquisition; (iii) 12,000 shares as to which they have shared voting and investment power; (iv) 141,148 shares of restricted stock, as to which such persons have sole voting power, but no investment power; (v) 29,500 performance shares that will be settled via restricted stock within sixty days of October 31, 2010, upon the issuance of which such persons will have sole voting power, but no investment power; and (vi) 22,712 shares allocated to their respective RRSP accounts, as to which they have sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has approved Corporate Governance Guidelines. The Corporate Governance Guidelines contain general principles regarding the functions of the Company’s Board of Directors. The Corporate Governance Guidelines are available on the Company’s website at www.ruddickcorp.com and print copies are available to any shareholder that requests a copy. In addition, committee charters for the Company’s Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee are also included on the Company’s website and print copies are available to any shareholder that requests a copy.

Director Independence

For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board of Directors must affirmatively determine that the director has no direct or indirect “material relationship” with the Company, other than as a director. In accordance with the New York Stock Exchange listing standards, the Board of Directors has adopted categorical standards to assist it in making independence determinations. The categorical standards set forth below and available on the Company’s website at www.ruddickcorp.com, specify certain relationships that may exist between the Company and a director, each of which is deemed not to be a “material relationship” and therefore will not, alone, prevent a director from being considered “independent”.

•	Prior Employment. The director was an employee of the Company or one of its operating subsidiaries, or his or her immediate family member was an executive officer of the Company, and over five years have passed since such employment ended.

•	Prior Relationship with the Company’s Auditors. A director or immediate family member was an employee or partner of the Company’s independent auditor, and over three years have passed since such employment, partner or auditing relationship ended.

•	Current Employment. An immediate family member of a director is employed by the Company, one of its operating subsidiaries or another entity in a non-officer position, or by the Company’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

•	Interlocking Directorships. A director was employed, or his or her immediate family member was employed, as an executive officer of another company, during a time in which any of the Company’s executive officers served on that other company’s compensation committee, and over three years have passed since such service or employment relationship ended.

•	Business Relationships. A director was an executive officer or an employee, or his or her immediate family member was an executive officer, of another company that made payments to, or received payments from, the Company or its operating subsidiaries for property or services in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	Charitable Contributions. A director was an executive officer of a charitable organization that received contributions from the Company or its operating subsidiaries in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

After considering these categorical standards, the listing standards of the New York Stock Exchange and all other relevant facts and circumstances, including commercial or charitable relationships between the directors and the Company, the Board of Directors has determined that all of its members meet the Company’s categorical independence standards, meet the independence requirements of the New York Stock Exchange and are independent except for Thomas W. Dickson. In connection with its independence evaluation, the Board of Directors considered the transactions involving the Company and Mr. Spilman. Mr. Spilman is the President and Chief Executive Officer

of Bassett Furniture Industries, Incorporated, which is a customer of American & Efird, Inc., a subsidiary of the Company. The Board of Directors’ categorical standards for determining director independence are also available on the Company’s website previously referenced.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, Harold C. Stowe, is an audit committee financial expert. Mr. Stowe is “independent” as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

Non-management directors meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there is a scheduled executive session including only independent directors. The Chairman of the Corporate Governance & Nominating Committee presides over meetings of the non-management or independent directors. Shareholders and other interested parties may communicate directly with any of the directors, including the independent or non-management directors as a group, by following the procedures set forth herein under the caption “Shareholder and Interested Party Communications with Directors.”

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, Vice President-Finance and Chief Financial Officer and Vice President and Treasurer. The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. Each of the Company’s operating subsidiaries maintains a code of ethics tailored to their businesses. The Code of Ethics and Code of Conduct are available on the Company’s website previously referenced under the “Corporate Governance” caption, and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Majority Vote Policy for Director Elections

The Company’s Corporate Governance Guidelines provide that if a director receives a Majority Withheld Vote, that he or she will, with no further action, immediately resign from the Board of Directors, effective upon acceptance of the resignation by the Board of Directors. Abstentions and broker non-votes are not considered “withheld” votes. Please see the discussion of the Majority Withheld Vote policy contained in “Proposal 1 – Election of Directors”.

Shareholder and Interested Party Communications with Directors

Shareholders and other interested parties may communicate directly with the entire Board of Directors, any committee of the Board of Directors, the Chair of any committee, any individual director, the independent or non-management directors, as a group, or any other group of directors by writing to: Ruddick Corporation Board of Directors, c/o Secretary of the Corporation, 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202. Each such communication should specify the applicable addressee(s). The Company’s Board of Directors has instructed the Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.

Director Attendance at Annual Meeting

The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with the Company’s directors. Consequently, each director is encouraged to attend the Annual Meeting of Shareholders. All eleven of the Company’s directors at that time attended the 2010 Annual Meeting of Shareholders.

Process for Nominating Potential Director Candidates

The Corporate Governance & Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. Director nominees are recommended to the Board of Directors annually by the Corporate Governance & Nominating Committee for election by the shareholders. As described in the Company’s Corporate Governance Guidelines, which are available at the Company’s website previously referenced, nominees for director will be selected on the basis of outstanding achievement in their personal careers, wisdom, broad experience, integrity, ability to make independent analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board of Directors’ duties.

The Corporate Governance & Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence and character and shall assess such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other matters as the Corporate Governance & Nominating Committee deems appropriate. In addition, while the Company does not have a formal policy on Board of Directors diversity, the Corporate Governance Guidelines specify that the Board of Directors is committed to diversified membership. The Corporate Governance & Nominating Committee actively considers such diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts.

Nominees recommended by shareholders will be analyzed by the Corporate Governance & Nominating Committee in the same manner as nominees that are otherwise considered by such committee. Any recommendation submitted by a shareholder to the Corporate Governance & Nominating Committee must comply in all respects with Article III, Section 12, of the Company’s Bylaws, which generally requires that such recommendation be in writing and include the shareholder’s name and address; number of shares of each class of capital stock owned by the shareholder; the potential candidate’s name, resumé and biographical information; and any material interest, direct or indirect, that the shareholder may have in the election of the potential candidate to the Board of Directors. Article III, Section 12, of the Company’s Bylaws also requires that any such shareholder recommendation be received by the Company in accordance with the timeframe described under the caption “Shareholder Proposals”. A copy of the Company’s Bylaws is available upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Secretary of the Corporation.

Pursuant to its Charter, the Corporate Governance & Nominating Committee (i) periodically reviews the Company’s corporate governance principles, including criteria for the selection of Board of Directors members to insure that the criteria, including diversity, are being addressed appropriately and (ii) conducts an annual assessment of its performance and of the Charter and recommends changes to the Board of Directors when necessary.

All nominees for election to the Board of Directors have been recommended by the Corporate Governance & Nominating Committee. All such nominees are current directors standing for re-election.

Board Leadership Structure

Currently, Thomas W. Dickson serves as the Company’s Chairman of the Board, President and Chief Executive Officer. The Board of Directors does not have a lead independent director. However, as described below in the section “Corporate Governance Matters – Executive Sessions of Non-Management Directors,” the Chairman of the Corporate Governance & Nominating Committee, who is an independent director, presides over executive session meetings of the non-management or independent directors. The Board of Directors believes that Mr. Dickson’s service as both Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its shareholders because Mr. Dickson possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. The combined positions help to provide a unified leadership and direction for the Company, enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers. Furthermore, the Board of Directors believes that this practice is appropriate in light of the fact that currently only one of the directors, Mr. Dickson, is an employee of the Company, all of the other directors are independent, and all of the committees of the Board of Directors are comprised solely of independent directors. The Board of Directors believes that its current leadership structure enhances Mr. Dickson’s ability to provide insight and direction on important strategic initiatives simultaneously to both management and the independent directors.

Role in Risk Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. The Board of Directors has delegated certain risk management functions to its committees.

Pursuant to the Audit Committee Charter, one of the primary roles and responsibilities of the Audit Committee is to assist the Board of Directors with the oversight of: (1) the integrity of the financial statements and internal controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the outside auditor’s independence and qualifications, and (4) the performance of the Company’s internal audit function and outside auditors. Under the Audit Committee Charter, the Audit Committee will, among other responsibilities and duties:

•	Review with the outside auditor and management, as appropriate, significant financial reporting issues and judgments identified by management or the outside auditor and made in connection with the preparation of the Company’s financial statements;

•	Review with the outside auditor and management, major issues identified by management or the outside auditor regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management; and

•	Consult with the outside auditor and management concerning the Company’s internal controls, including any significant deficiencies and significant changes in internal controls, and review management’s and the outside auditor’s reports on internal control over financial reporting.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended October 3, 2010.

SUBMITTED BY THE COMPENSATION COMMITTEE

John R. Belk
John P. Derham Cato
James E. S. Hynes
Bailey W. Patrick

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

The primary objective of the Company’s executive compensation program is to enhance shareholder value in the Company while attracting, retaining and rewarding highly qualified executives. Accordingly, the Company’s executive compensation program encourages management to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company’s executive compensation program consists generally of annual base salary, annual cash incentive bonuses, long-term equity incentive compensation, such as stock options, restricted stock and performance share grants, and other benefits.

The Company’s practice is to provide incentives through its compensation program that promote both the short-term and long-term financial objectives of the Company and its subsidiaries. Achievement of short-term objectives is rewarded through base salary and annual cash incentive bonuses, while long-term equity incentive awards encourage management to focus on the Company’s long-term goals and success. Both annual cash incentive bonuses and a substantial portion of long-term equity incentive compensation are performance-based. These incentives are based on financial objectives of importance to the Company, including operating profit percentage and net operating profit after tax return on invested capital. The Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is at risk and tied to performance of the Company and its subsidiaries, as applicable. The percentage of an executive’s compensation that is tied to performance increases as the Company’s profit performance and rate of return increases.

Compensation Setting Process

The Compensation Committee is responsible for setting total compensation for executives of the Company and for overseeing the Company’s various executive compensation plans and the overall management of the compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms and industry surveys and resources in executing its responsibilities. In prior fiscal years the Compensation Committee had engaged Mercer to act as its independent compensation consultant. For Fiscal 2010 the Company did not retain the services of a compensation consultant and the Compensation Committee instead referenced information provided to the Compensation Committee from prior fiscal years by the compensation consultant, along with other market information the Compensation Committee considered relevant.

The Compensation Committee considers various published broad-based third party surveys of the annual compensation of wholesale and retail food companies as well as other retail companies including drug store, convenience, mass merchandising and specialty retail (the “Compensation Surveys”). The companies surveyed in the Compensation Surveys generally include (i) companies that operate in the specific industries in which the Company’s subsidiaries operate, (ii) regional companies that are comparable in size to the Company and (iii) other companies with which the Company believes it competes for its top executives. For example, one survey covers 187 companies in the retail sector including big box stores, grocery, drug and convenience stores, outlet stores, restaurants, department and specialty stores, while a second survey covers 90 companies in the retail sector, and a third survey covers 35 wholesale and retail food companies. The Compensation Surveys generally provide information on what companies paid their executives in terms of base salary and annual incentives, the target annual compensation the executives could have received upon attainment of certain goals, the value and composition of long term incentives companies granted to executives, and long term incentives and annual incentives as a percentage of base salary. While the Compensation Committee believes the Compensation Surveys are valuable, it does not use the Compensation Surveys as a benchmark to set executive compensation. The Compensation Committee does not believe it is appropriate to tie executive compensation directly to the compensation awarded by other companies or to a particular survey or group of surveys. Instead, the purpose of the Compensation Surveys, and the manner in which it was used by the Compensation Committee, was to provide a general understanding of current compensation practices and trends of similarly situated companies. The Compensation Surveys contain high-level analyses and are compiled from information from a number of companies. The Compensation Committee uses the Compensation Surveys as a tool to compare the overall compensation of its own executives to the executives of other companies in similar sectors. No specific compensation decision for any individual was based on or justified by any Compensation Survey.

The Compensation Committee reviews applicable market information and the Compensation Surveys relating to all elements of compensation paid to each of the four named executive officers listed in the Summary Compensation Table for 2010, which we refer to as “NEOs”. In its annual review of executive compensation, the Compensation Committee meets with the Company’s Chief Executive Officer with regard to the compensation packages of the Company’s executive officers other than the Chief Executive Officer. The Chief Executive Officer recommends any compensation adjustments for these officers to the Compensation Committee for its review, with changes in compensation being based upon the individual’s performance, the performance of the Company or its subsidiaries, as applicable, and the individual’s level of responsibility. The Compensation Committee accepts, rejects or modifies the Chief Executive Officer’s recommendations at its discretion. The Compensation Committee then makes a recommendation to the Board of Directors for its approval. The Compensation Committee, along with the Chairman of the Corporate Governance & Nominating Committee, performs the annual evaluation of the Chief Executive Officer. The compensation for the Chief Executive Officer is approved by the independent directors upon the recommendation of the Compensation Committee.

Elements of Compensation

Annual Cash Compensation. The Company’s annual cash compensation for its executives consists of base salary and cash incentive bonuses.

The total annual cash compensation levels of the respective executives reflect the varying duties and responsibilities of each individual executive’s position with the Company or a subsidiary, as appropriate, with consideration given to the executive’s individual performance and the relative size and complexity of each business unit, as well as the unit’s relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual cash compensation of executives employed by the Company is somewhat higher than cash compensation for executives of the subsidiary companies, primarily due to the higher level of responsibilities of the holding Company executives for the Company’s total performance.

For Fiscal 2010, base salaries of the NEOs were reviewed and remained unchanged. The Compensation Committee determined to leave base salaries unchanged in light of the uncertain economic environment. The Compensation Committee traditionally considers each NEO’s achievement of personal performance objectives and corporate operating results during the fiscal year and the Company did consider such objectives and results during the Fiscal 2010 compensation process; however, the Compensation Committee ultimately determined to freeze base salaries for the year in response to the unprecedented general economic conditions. The corporate operating results considered were primarily return on invested capital during the fiscal year calculated as net operating profit after tax divided by invested capital at the beginning of the fiscal year (“NOPAT Return”) and operating margins at each of the Company’s subsidiaries. The personal performance objectives vary for each NEO as described in specific detail below, and were primarily tied to the performance of the operating company by which such NEO was employed (i.e., the Company, Harris Teeter, Inc. (“Harris Teeter”), the Company’s supermarket subsidiary, or American & Efird, Inc. (“A&E”), the Company’s textile subsidiary) for the Company’s fiscal year ended September 27, 2009 (“Fiscal 2009”). No particular weight was assigned to any particular performance goal, and the personal performance objectives considered by the Compensation Committee may from year to year change, depending on the needs of the Company. The Chief Executive Officer meets with the Compensation Committee and presents a set of personal objectives for the Compensation Committee to consider. After discussion, the Compensation Committee approves the personal objectives for the Chief Executive Officer. For all NEOs other than the Chief Executive Officer, the performance objectives are generally discussed between the respective NEO and the Chief Executive Officer, who then reviews them with the Compensation Committee. The Compensation Committee does not determine the NEOs base salaries based on a formula or targeted performance.

Based upon the recommendations of management relating to management’s expectations for Fiscal 2010 in light of the economic environment in which the Company operates and its impact on the Company’s customers, the Compensation Committee determined to maintain the base salaries of the NEOs for Fiscal 2010 at their respective Fiscal 2009 levels. The target corporate operating results and individual performance objectives for the

NEOs from Fiscal 2009 that were to be used to determine the base salaries for Fiscal 2010 but for the economic environment were as follows:

•	For Mr. Dickson, the Fiscal 2009 target corporate operating results were achieving consolidated sales by the Company of $3.9 billion (actual $4.08 billion) and operating profit of $160.1 million (actual $154.9 million). The Fiscal 2009 performance objectives for Mr. Dickson included opening seventeen (17) new stores and completing four (4) major store remodelings at Harris Teeter, achieving a variety of specific productivity and operational goals at Harris Teeter, completing the purchase by A&E of an additional ownership stake in a Brazilian joint venture, increasing global and product diversification and growth and integration of recent acquisitions and consolidations at A&E. During Fiscal 2009, Harris Teeter opened fifteen (15) new stores and completed the major remodeling of three (3) stores, and A&E completed the purchase by A&E of an additional ownership stake in the Brazilian joint venture.

•	For Mr. Woodlief, the Fiscal 2009 target corporate operating results were a NOPAT Return of greater than 7.04% (actual 7.38%), achieving sales at Harris Teeter of $3.92 billion (actual $3.83 billion) and operating profit of $160.1 million (actual $175.6 million), and sales at A&E of $311 million (actual $250.8 million) and operating profit of $3.3 million (actual operating loss of $14.6 million). The Fiscal 2009 performance objectives for Mr. Woodlief included developing, overseeing and improving banking relationships, investor relations, financial planning, risk management practices, employee and executive benefit programs, investment banking relationships, accounting and financial controls in an effective and cost-efficient manner at both corporate and subsidiary levels, designing and maintaining corporate governance and compliance programs, and effectively coordinating with the audit committee and the outside auditors.

•	For Mr. Morganthall, the Fiscal 2009 target corporate operating results were achieving sales at Harris Teeter of $3.92 billion (actual $3.83 billion) and operating profit of $160.1 million (actual $175.6 million). The Fiscal 2009 performance objectives for Mr. Morganthall included opening seventeen (17) new stores and completing four (4) major store remodelings at Harris Teeter, improving customer service performance, developing new marketing campaigns, enhancing merchandising efforts and increasing operational efficiency at Harris Teeter. During Fiscal 2009, Harris Teeter opened fifteen (15) new stores and completed the major remodeling of three (3) stores.

•	For Mr. Jackson, the Fiscal 2009 target corporate operating results were achieving sales at A&E of $311 million (actual $250.8 million) and operating profit of $3.3 million (actual operating loss of $14.6 million). The Fiscal 2009 performance objectives for Mr. Jackson included completing the purchase by A&E of an additional ownership stake in a Brazilian joint venture, developing an Asia based management team, increasing global and product diversification and growth, leveraging retail, brand and supply relationships, integrating recent acquisitions and consolidations and positioning A&E as the market leader in Asia in apparel and non-apparel segments. During Fiscal 2009 A&E completed the purchase of an additional ownership stake in the Brazilian joint venture.

2010 Base Salary Adjustment

Name	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary	Increase	Percentage Increase
Dickson	$620,000	$620,000	—	—
Woodlief	$435,000	$435,000	—	—
Morganthall	$452,500	$452,500	—	—
Jackson	$295,000	$295,000	—	—

Annual cash incentive plan awards (“Incentive Bonuses”) are provided to the NEOs through the Ruddick Corporation Cash Incentive Plan (the “Cash Incentive Plan”), which was approved by the shareholders at the Annual Meeting of Shareholders held on February 15, 2007. Awards under the Cash Incentive Plan link incentive pay to achievement of predetermined, objective performance goals. The Compensation Committee awards potential Incentive Bonuses to the NEOs based upon each such NEO’s level of responsibility within the Company or at the operating subsidiary, and the attainment of that potential compensation is based upon the performance of the Company or such operating subsidiary. In particular, the Compensation Committee has set forth performance metrics for the Company, Harris Teeter and A&E based on information which the Compensation Committee deems most important to determining the performance of such entities. The footnotes to the 2010 Cash Incentive Plan Awards table identify the different performance metric thresholds which the NEOs would be required to meet in order to earn an Incentive Bonus under the plan.

For Fiscal 2010, Incentive Bonuses for executives employed directly by the holding Company were based on NOPAT Return. With respect to an executive officer employed directly by Harris Teeter and A&E, the Incentive Bonus was based on operating profit margin for Harris Teeter and NOPAT Return for A&E. Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, which are approved by the Compensation Committee, executives are paid a predetermined percentage of their base salary as their Incentive Bonus. The percentage of base salary payable as Incentive Bonus increases as the operating profit margin or NOPAT Return increases relative to the predetermined performance goal. The Compensation Committee has the discretion to eliminate or reduce the Incentive Bonus payable to any or all of the NEOs in accordance with the Cash Incentive Plan.

The Compensation Committee uses NOPAT Return and operating profit margin as performance measures for the Company and its operating subsidiaries because the Compensation Committee believes these measures are appropriate determinates of the Company’s and its operating subsidiaries’ success. NOPAT Return is a measure by which the Compensation Committee is able to determine the Company’s return on total invested capital (for all investors, including shareholders and debt holders). NOPAT Return effectively adjusts for the financing of a company and is a better measure of the operational performance of the business. By using NOPAT Return the Compensation Committee is able to determine the on-going operational success of the Company or A&E, as applicable. Operating profit margin is a measurement of what proportion of a company’s revenue is remaining after paying for all operating costs, specifically excluding financing costs. Operating profit margin provides a measure of how much a company earns (before interest and taxes) on each dollar of sales. If the operating profit margin is increasing the company is earning more per dollar of sales. In addition, the Compensation Committee has chosen these performance measures because the Compensation Committee believes these measures are used by third parties, such as investment banks, analysts and lenders, to judge the performance of the Company, its operating subsidiaries and their competitors, and these performance measures are utilized by the Company and its operating subsidiaries when evaluating their performance against their peers. Further, these measures are used to compensate various other employees at the Company and its operating subsidiaries.

The following table describes the threshold and actual Incentive Bonuses that were payable under the Cash Incentive Plan to each of the NEOs for Fiscal 2010. Based on the actual Fiscal 2010 performance of the Company and its subsidiaries, NEOs were eligible for and received Incentive Bonuses for Fiscal 2010 in the aggregate amount of $1,553,309. The actual Incentive Bonuses payable to the NEOs for performance in Fiscal 2010 are reflected in the following table and in the Summary Compensation Table for 2010 and additional information regarding the Cash Incentive Plan awards for Fiscal 2010 may be found in the Grants of Plan-Based Awards Table for 2010. The difference in the potential Incentive Bonuses paid among the NEOs is reflective of the variance in the duties and responsibilities of the positions held by each NEO. This difference in potential Incentive Bonuses is influenced by the Compensation Committee’s assessment of the degree to which the NEO may directly influence either the Company’s business or the operating subsidiaries’ business, as applicable.

2010 Cash Incentive Plan Awards

Name	Threshold Performance Metric	Threshold Incentive Bonus (% of Base Salary)	Threshold Incentive Bonus (in dollars)	Actual Fiscal 2010 Performance	Actual Incentive Bonus (% of Base Salary)	Actual Incentive Bonus (in dollars)
Dickson	4% NOPAT Return on Beginning Invested Capital for the Company	NA(1)	—	8.45% NOPAT Return on Beginning Invested Capital for the Company	106.80	662,160
Woodlief	4% NOPAT Return on Beginning Invested Capital for the Company	NA(2)	—	8.45% NOPAT Return on Beginning Invested Capital for the Company	89.00	387,150
Morganthall	2% Operating Profit Margin for Harris Teeter	15(3)	67,875	4.42% Operating Profit Margin for Harris Teeter	75.50	341,638
Jackson	0% NOPAT Return on Beginning Invested Capital for A&E	NA(4)	—	6.29% NOPAT Return on Beginning Invested Capital for A&E	55.04	162,361

(1)	An Incentive Bonus of 24% of his base salary would be earned by Mr. Dickson for each 1% NOPAT return on beginning invested capital for the Company above 4%. Increments of less than 1% would be calculated on a pro rata basis.

(2)	An Incentive Bonus of 20% of his base salary would be earned by Mr. Woodlief for each 1% NOPAT return on beginning invested capital for the Company above 4%. Increments of less than 1% would be calculated on a pro rata basis.

(3)	An Incentive Bonus of 15% of his base salary would be earned by Mr. Morganthall upon the achievement of a 2.0% operating profit margin for Harris Teeter, and an additional Incentive Bonus of 2.5% of his base salary would be earned for each 0.1% operating profit margin over 2.0% for Harris Teeter. Increments of less than 0.1% would be calculated on a pro rata basis.

(4)	An Incentive Bonus of 8.75% of his base salary would be earned by Mr. Jackson for each 1% NOPAT return on beginning invested capital for A&E above 0%. Increments of less than 1% would be calculated on a pro rata basis.

In addition to the Incentive Bonuses payable under the Cash Incentive Plan as described above, in Fiscal 2010 the Compensation Committee awarded a discretionary bonus to Mr. Jackson in the amount of $29,500, which equals ten percent of Mr. Jackson’s base salary. The Compensation Committee determined to award this discretionary bonus in order to match the discretionary increase in bonuses provided to other A&E employees under A&E’s broad-based bonus plan, in which plan NEOs do not participate, equal to an additional 10 percentage points for each tier. Those discretionary bonuses provided to such other A&E employees were granted by the Board of Directors of A&E on account of A&E’s operating profit achievement.

Long-Term Equity Incentive Compensation. The Company’s executive compensation program is intended to provide executives – who have significant responsibility for the management, growth and future success of the Company – with an opportunity to increase their ownership in the Company and thereby gain from any long-term appreciation in the Company’s stock. Historically, the Company provided long-term equity incentive compensation to its executives through the grant of stock options pursuant to its shareholder approved equity incentive plans. Beginning in the fiscal year ended October 2, 2005, the Company began to utilize grants of restricted stock and performance shares, which are other award types that are available under the Company’s equity incentive plans.

Generally, the Company plans its equity incentive award grant dates well in advance of any actual grant. The timing of the Company’s regular annual awards coincides with a scheduled meeting of the Board of Directors, which historically has been the first meeting of the Board of Directors in the new fiscal year. The grant date is established when the Board of Directors, acting upon the recommendation of the Compensation Committee, approves the grants and all key terms. Newly hired employees may receive equity incentive awards prior to the annual grant date upon the approval of the Compensation Committee. The Company does not coordinate the timing of equity incentive awards with the release of material non-public information.

In Fiscal 2010, the Company granted restricted stock and performance shares to a broad range of management employees of the Company and its operating subsidiaries, including the NEOs. All of the Fiscal 2010 grants were made in November 2009 and generally each employee received a grant of equal amounts of restricted stock and performance shares. The restricted stock vests 20% per year on each of the first five anniversaries of the date of the award. The performance shares entitled each recipient to receive shares of restricted stock, only upon the achievement of certain performance objectives as described herein for Fiscal 2010. Restricted stock issued in satisfaction of performance shares vests 25% per year on each of the first four anniversaries of the issuance of the restricted stock. For executives employed by Harris Teeter, the issuances of restricted stock from performance shares were 100% subject to Harris Teeter meeting its operating profit projections for Fiscal 2010, along with the individual executive meeting his or her performance target for Fiscal 2010. For executives employed by A&E, the issuances of restricted stock from performance shares were 100% subject to A&E meeting its operating profit projections for Fiscal 2010. Issuances of restricted stock from performance shares to executives employed by the Company were dependent as to 95% of their performance shares on Harris Teeter meeting its operating profit projections and as to 5% of their performance shares on A&E meeting its operating profit projections, reflecting the relative size of the operating subsidiaries. For Fiscal 2010 the operating profit projection for Harris Teeter was $164.6 million, and for A&E it was $4.0 million. For the NEO employed by Harris Teeter, Frederick J. Morganthall, II, he met his performance target for Fiscal 2010 based upon his level of achievement of his individual performance objectives which are specifically discussed above and as determined by the Company’s Chief Executive Officer.

The performance shares and restricted stock grants are designed to replace the option grants employees once received. The belief of the Compensation Committee is that the equity awards incentivize employees by tying their compensation to the value of the Company’s Common Stock. The performance share grants are designed to incent the broad range of management employees, including the NEOs, to achieve the annual operating profit projections which are provided to the Company’s Board of Directors. Historically, performance shares have been granted during the five years prior to Fiscal 2010 and in each of those years, the full amount of the award was earned by Harris Teeter executives and none of the awards have been earned by the A&E executives (resulting in the Company’s executives’ receipt of the portion of their awards attributable to Harris Teeter’s performance). During Fiscal 2010, the Harris Teeter executives, the A&E executives and the Company’s executives earned the full amount of such awards. The performance share awards for Fiscal 2010 are designed to be achievable by all of the participants in such award plans. Each company’s respective performance criteria are the same for all recipients of performance share awards of that company. Reference is made to the Grants of Plan-Based Awards for 2010 table for more information regarding the equity award grants.

The criteria considered by the Compensation Committee in granting restricted stock and performance shares to NEOs included level of responsibility or position with the Company or its subsidiaries, performance and length of employment. The Compensation Committee also considers the number of options, shares of restricted stock and performance shares previously granted to employees when approving new grants. The Company’s equity based incentive compensation awards are intended to provide executive officers a vested interest in the long-term financial performance of the Company and closely align the interests of the shareholders and executives, with the goal of increasing shareholder value in the Company. The vesting schedule utilized for both the restricted stock and performance shares is a retention feature designed to encourage long-term employment by executives.

2010 Restricted Stock Awards

Name	Shares of Restricted Stock Awarded in FY 2010 (a)
Thomas W. Dickson	12,500
John B. Woodlief	6,250
Frederick J. Morganthall, II	6,250
Fred A. Jackson	4,500

(a)	These awards of restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award.

2010 Performance Share Awards

Name	Maximum Shares of Restricted Stock Awardable in FY 2011, Contingent on FY 2010 Performance	Shares of Restricted Stock Awarded in FY 2011, Based on Actual FY 2010 Performance (d)
Thomas W. Dickson (a)	12,500	12,500
John B. Woodlief (a)	6,250	6,250
Frederick J. Morganthall, II (b)	6,250	6,250
Fred A. Jackson (c)	4,500	4,500

(a)	95% of award was contingent upon Harris Teeter meeting its operating profit projection for Fiscal 2010; 5% of award was contingent upon A&E meeting its operating profit projection for Fiscal 2010.

(b)	Award was contingent upon Harris Teeter meeting its operating profit projection for Fiscal 2010 along with the individual executive meeting his performance target for Fiscal 2010 as described above under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Compensation.”

(c)	Award was contingent upon A&E meeting its operating profit projection for Fiscal 2010.

(d)	Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance.

Pension Plan and Supplemental Executive Retirement Plan. NEOs participate in the Ruddick Corporation Employees’ Pension Plan (the “Pension Plan”), a tax-qualified defined benefit retirement plan for eligible employees, on the same basis as other similarly situated employees. NEOs also participate in the Ruddick Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded excess benefit plan maintained to supplement the benefits payable to participants (generally senior officers of the Company and its subsidiaries) under the Pension Plan. SERP participants, depending on length of service and vesting requirements, can become entitled to retirement payments inclusive of assumed pension, profit sharing and social security retirement benefits equal to up to 60% of a participant’s final average earnings. See “Compensation Discussion and Analysis – Pension Plan and SERP” for a more detailed discussion of the Pension Plan and the SERP. The Company historically viewed the Pension Plan as a basic component in retaining employees; however, the Company chose to freeze the plan as other programs were deemed a more effective and widely utilized method to compensate and retain employees. Effective September 30, 2005, the Company’s Board of Directors approved changes to the Pension Plan which froze participation and benefit accruals for all participants, with certain transition benefits provided to those participants that achieved specified age and service levels on December 31, 2005. These transition benefits were provided to the majority of the Pension Plan participants as determined on the date of the freeze. Each of the Company’s NEOs is entitled to these transition benefits and, as a result, the expected benefits to each under the SERP and Pension Plan were not substantially affected by the plan changes.

Deferred Compensation Plan. The Company has a deferred compensation plan, the FDP, which allows eligible participants to forego the receipt of earned compensation for specified periods of time. Each of the NEOs is eligible to participate in the FDP. Pursuant to the FDP, compensation earned by participants (which is also reported in the

Summary Compensation Table for 2010) is deferred at the election of the plan participant. These deferred amounts and a Company match based upon the same formula applicable to deferrals made pursuant to the RRSP are credited to the individual’s account. The value of an individual’s account will increase or decrease based on the performance of the selected market investment alternatives elected by the participant of the FDP. Additional details of the FDP are included under the heading “Compensation Discussion and Analysis – Flexible Deferral Plan.”

Perquisites and Other Benefits. The Company provides certain perquisites and other benefits to executive management where they generally either (i) meet the business needs of the organization, or (ii) provide a level of benefits commensurate with the group insurance plans offered to all employees to recognize limitations on wages. The Company believes that these types of benefits are highly effective in recruiting and retaining qualified executive officers because they provide the executive officer with longer term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package and furthers the Company’s goal of attracting, retaining and rewarding highly qualified executives. Furthermore, the Company believes that while the NEO could purchase such coverage individually, the superior purchasing power of the Company allows the Company to purchase the benefits in a more cost effective manner. The Company believes that all the perquisites have greater value to the executives than the cost to the Company to provide them, thus providing a return on the cost of providing such benefits. The Compensation Committee considers these other forms of compensation, as well as perquisites made available to executive officers, when setting annual base salary, incentive compensation and long-term incentive compensation. Additionally, the Company provides tax gross-up reimbursements to the NEOs for the value of certain of these benefits, in order to provide the NEOs with the full value of such benefits.

Perquisites. The cost of certain golf and social club memberships is covered for executive officers, provided that the club membership provides for a business-use opportunity such as use of the facilities for functions and meetings, and client networking and entertainment. The country club membership reimbursements are provided to the NEOs to assist the NEOs in performing valuable client development activities for the Company. These benefits were grossed up for tax purposes.

RRSP. The Company also maintains the RRSP in which executives and other employees are entitled to participate upon satisfaction of the eligibility requirements. The RRSP provides participants a specified Company match on a portion of their pay contributed to the RRSP in accordance with plan rules. The Company provides a match equal to 50% of the pay contributed to the RRSP up to 4% of pay for participants employed by the Company or Harris Teeter, subject to certain limitations. Effective April 1, 2009, the Company suspended this match for all A&E participants. The RRSP also provides eligible participants a Company-paid automatic retirement contribution. Based upon the employing company and age and service points, eligible participants will receive an annual automatic retirement contribution equal to between 1% and 5% of covered pay, subject to certain limitations.

Disability Benefits. The Company generally provides income protection in the event of disability under group insurance plans for its employees. These group plans have limitations on income replacement and, as a result, highly compensated employees are not provided proportional income protection. Accordingly, alternative disability coverage is provided by the Company to certain members of executive management, including all NEOs, pursuant to the Executive Long Term Disability Plan. The amount of the premiums paid with respect to the Executive Long Term Disability Plan were grossed up for tax purposes.

Life Insurance. The Company maintains a group universal insurance plan through the Key Employee Life Insurance Plan (the “KELIP”) which provides for life insurance coverage equal to two and one-half times an executive’s base salary. As part of the KELIP, the Company also makes a contribution into a cash value investment account on behalf of KELIP participants in the amount of 0%, 1.2% or 2.4% of base salary. All NEOs are in the 2.4% category. In addition, the Ruddick Corporation Executive Bonus Insurance Plan (the “EBIP”) provides the Company’s executives with a whole life insurance policy as to which the Company makes the premium payments while the participant is employed by the Company. The amount of the premiums paid with respect to the Executive Bonus Insurance Plan were grossed up for tax purposes. The EBIP generally requires the Company to continue premium payments on behalf of participants until age 65 if their employment is terminated within two years following a change in control. This provision is coordinated with the Change-in-Control and Severance Agreements discussed below such that, in the case of a change in control, the Company will continue EBIP premium payments for an NEO until the later of the end of the continuation period provided under the EBIP or the Change-in-Control and Severance Agreements.

Change-in-Control and Severance Agreements. The Company entered into Change-in-Control and Severance Agreements with the NEOs during the Company’s fiscal year ended September 30, 2007 (“Fiscal 2007”). Please see the discussion of the Change-in-Control and Severance Agreements contained below in “Potential Payments Upon Termination of Employment or Change in Control.”

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally limits the tax deductibility by the Company for compensation paid to the Chief Executive Officer and the other most highly compensated executive officers to $1 million per officer per year, unless it qualifies as “performance-based” compensation. To qualify as “performance-based,” compensation payments must satisfy certain conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. It is the Company’s current policy that, to the extent possible, compensation paid to its executive officers be deductible under Section 162(m) of the Code. In furtherance of this policy, the Board of Directors has adopted, and the shareholders have approved, the Cash Incentive Plan and the Addendum, and the Board of Directors has adopted the Ruddick Corporation 2011 Incentive Compensation Plan (the “2011 Plan”). The Cash Incentive Plan, the Addendum and the 2011 Plan (which is subject to shareholder approval as described below), have each been structured in a manner such that cash incentive payments and performance-based equity awards under each plan can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code.

Summary Compensation Table for 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas W. Dickson	2010	620,000	—		667,062	—	662,160	1,804,000	139,686	3,892,908
Chairman of the Board,	2009	620,000	—		663,376	—	502,944	2,565,000	140,288	4,491,608
President and Chief Executive Officer of the Company	2008	605,000	—		916,926	—	627,264	—	141,975	2,291,165

John B. Woodlief	2010	435,000	—		333,532	—	387,150	728,000	139,766	2,023,448
Vice President — Finance and	2009	435,000	—		331,688	—	294,060	929,000	134,434	2,124,182
Chief Financial Officer of the Company	2008	425,000	—		458,562	—	367,200	141,000	129,988	1,521,750

Frederick J. Morganthall, II	2010	452,500	—		333,532	—	341,638	1,245,000	118,290	2,490,960
President of Harris	2009	452,500	—		331,688	—	359,738	1,785,000	114,313	3,043,239
Teeter, Inc.	2008	440,000	—		458,562	—	379,500	33,000	116,152	1,427,214

Fred A. Jackson	2010	295,000	29,500	(5)	240,142	—	162,361	262,000	103,125	1,092,128
President of	2009	295,000	—		238,816	—	—	616,000	106,275	1,256,091
American & Efird, Inc.	2008	295,000	—		330,166	—	43,107	—	107,626	775,899

(1)	Amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718, related to restricted stock and performance shares granted in the fiscal year noted. The assumptions used in the calculation of these amounts are included in the note entitled “Stock Options and Stock Awards” in the Notes to Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010, except that for the purposes of this table the estimates of forfeitures related to service-based vesting conditions have been disregarded. For more information on the actual forfeitures, if any, for each of the NEOs listed in the table during Fiscal 2010, please refer to “2010 Performance Share Awards”.

For more information on the outstanding shares of restricted stock held by the NEOs, please refer to “Outstanding Equity Awards at Fiscal Year-End for 2010”.

(2)	This column represents Incentive Bonuses paid to the NEOs. In accordance with the Securities and Exchange Commission requirements, Incentive Bonuses paid are “performance-based” and therefore are reported in the Non-Equity Incentive Plan Compensation column. As described in the “Compensation Discussion and Analysis” section, such cash incentive bonuses are paid to the NEOs when specific performance measures are achieved and the payment is approved by the Compensation Committee. These amounts were paid in November 2010 with respect to the Company’s performance in Fiscal 2010.

(3)	The amounts listed are attributable to the change in actuarial present value for the Pension Plan and the SERP from September 28, 2009 through October 3, 2010. For a discussion of the assumptions underlying this valuation, please refer to the note to the table entitled “Pension Benefits for 2010”. The Company’s non-qualified deferred compensation plan does not provide above-market or preferential earnings on deferred compensation, and therefore, in accordance with Securities and Exchange Commission rules, there were no changes of value attributable to nonqualified deferred compensation earnings. A positive change in the actuarial present value of the benefits under the Pension Plan and the SERP can occur due to changes in the discount rate. Messrs. Dickson, Woodlief, Morganthall and Jackson had a positive change in the actuarial accrued present value of the benefits under the Pension Plan and the SERP due to a decrease in the discount rate from 5.75% for the Pension Plan and 5.60% in the SERP for Fiscal 2009 to 5.05% for the Pension Plan and 4.65% for the SERP for Fiscal 2010.

(4)	All other compensation for each of the NEOs consists of the following:

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Executive Bonus Insurance Plan ($)	26,108	47,100	33,994	44,594
Ruddick Retirement and Savings Plan ($)	17,150	15,687	17,150	9,800
Executive Long Term Disability Plan ($)	6,978	3,835	3,333	3,221
Key Employee Life Insurance Plan ($)	19,341	15,542	15,854	11,078
Tax Reimbursement ($)	22,167	32,640	20,505	28,072
Dividends on unvested Restricted Stock Awards ($)	30,186	15,192	16,014	6,360
Ruddick Corporation Flexible Deferral Plan ($)	17,756	9,770	11,440	—

(5)	This amount represents a discretionary bonus provided to Mr. Jackson in the amount of ten percent of his base salary for Fiscal 2010 based on A&E’s operating profit achievement. See “Compensation Discussion and Analysis – Elements of Compensation” for further information.

Grants of Plan-Based Awards for 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold($)	Target(#)	(#)(3)	($)(4)
Thomas W. Dickson
Incentive Bonus	11/19/09	—	NA	NA	NA
Performance Shares	11/19/09	NA	12,500	NA	333,531
Restricted Stock	11/19/09	NA	NA	12,500	333,531

John B. Woodlief
Incentive Bonus	11/19/09	—	NA	NA	NA
Performance Shares	11/19/09	NA	6,250	NA	166,766
Restricted Stock	11/19/09	NA	NA	6,250	166,766

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold($)	Target(#)	(#)(3)	($)(4)

Frederick J. Morganthall, II
Incentive Bonus	11/19/09	67,875	NA	NA	NA
Performance Shares	11/19/09	NA	6,250	NA	166,766
Restricted Stock	11/19/09	NA	NA	6,250	166,766

Fred A. Jackson
Incentive Bonus	11/19/09	—	NA	NA	NA
Performance Shares	11/19/09	NA	4,500	NA	120,071
Restricted Stock	11/19/09	NA	NA	4,500	120,071

(1)	Amounts shown are estimated threshold payouts for Fiscal 2010 to the NEOs under the Cash Incentive Plan. Under the applicable performance criteria for the Company and each operating subsidiary, if the Company or operating subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as Incentive Bonus. The percentage of base compensation payable as Incentive Bonus increases as the return or profit margin increases. The plans are discussed in greater detail in the “2010 Cash Incentive Plan Awards” table and the footnotes thereunder.

(2)	Amounts shown are estimated target number of performance shares awards that were granted in Fiscal 2010, assuming Harris Teeter and A&E each meet or exceed their respective operating profit projections, which are discussed in greater detail in the “Compensation Discussion and Analysis” section. For executives employed by Harris Teeter and A&E, issuances of performance shares were 100% subject to the applicable company meeting its respective operating profit projections for Fiscal 2010, and in the case of Harris Teeter, the individual executive meeting his performance target for Fiscal 2010 as described under “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation,” while issuances to holding Company executives were dependent as to 95% on Harris Teeter meeting its operating profit projections and as to 5% on A&E meeting its operating profit projections. If performance is achieved, these performance shares will be settled by issuance of restricted stock. Once issued, 25% of these shares of restricted stock vest on each of the first four anniversaries of the date of the issuance.

(3)	Represents number of shares of restricted stock granted in Fiscal 2010. The restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award.

(4)	Represents the grant date fair value of performance shares awards or restricted stock awards, as the case may be, of such award computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in the note entitled “Stock Options and Stock Awards” in the Notes to Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010, except that for the purposes of this table the estimates of forfeitures related to service-based vesting conditions have been disregarded. The grant date fair value for performance shares awards is based on the FASB ASC Topic 718 value of $26.6825.

Outstanding Equity Awards at Fiscal Year-End for 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas W. Dickson	—	—	—	—	62,887	2,193,499	12,500	436,000
John B. Woodlief	—	—	—	—	31,649	1,103,917	6,250	218,000
Frederick J. Morganthall, II	—	—	—	—	33,362	1,163,667	6,250	218,000
Fred A. Jackson	8,511	—	15.825	11/14/2011	13,250	462,160	4,500	156,960
	6,298	—	14.385	11/20/2012
	9,000	—	16.880	11/19/2013

(1)	A vesting schedule for each unvested restricted stock award, including performance shares awards that have been settled by payment of restricted stock due to the achievement of performance goals, is included herein:

	Vesting Date	# of Shares Vesting
Thomas W. Dickson	11/15/2010	5,312
	11/16/2010	8,044
	11/19/2010	2,500
	11/20/2010	5,312
	11/15/2011	5,313
	11/16/2011	5,156
	11/19/2011	2,500
	11/20/2011	5,313
	11/15/2012	5,312
	11/19/2012	2,500
	11/20/2012	5,312
	11/19/2013	2,500
	11/20/2013	5,313
	11/19/2014	2,500
		62,887

	Vesting Date	# of Shares Vesting

John B. Woodlief	11/15/2010	2,656
	11/16/2010	4,228
	11/19/2010	1,250
	11/20/2010	2,656
	11/15/2011	2,656
	11/16/2011	2,578
	11/19/2011	1,250
	11/20/2011	2,656
	11/15/2012	2,656
	11/19/2012	1,250
	11/20/2012	2,656
	11/19/2013	1,250
	11/20/2013	2,657
	11/19/2014	1,250
		31,649

Frederick J. Morganthall, II	11/15/2010	2,812
	11/16/2010	4,613
	11/19/2010	1,250
	11/20/2010	2,812
	11/15/2011	2,813
	11/16/2011	2,812
	11/19/2011	1,250
	11/20/2011	2,813
	11/15/2012	2,812
	11/19/2012	1,250
	11/20/2012	2,812
	11/19/2013	1,250
	11/20/2013	2,813
	11/19/2014	1,250
		33,362

	Vesting Date	# of Shares Vesting
Fred A. Jackson	11/15/2010	900
	11/16/2010	1,550
	11/19/2010	900
	11/20/2010	900
	11/15/2011	900
	11/16/2011	900
	11/19/2011	900
	11/20/2011	900
	11/15/2012	900
	11/19/2012	900
	11/20/2012	900
	11/19/2013	900
	11/20/2013	900
	11/19/2014	900
		13,250

(2)	Calculated by multiplying the unvested shares of restricted stock by the closing market price of the Company’s Common Stock on October 1, 2010, the last trading day in Fiscal 2010 ($34.88) (the “Closing Market Price”).

(3)	Amounts shown are target number of performance shares granted in 2010, assuming Harris Teeter and A&E each meet or exceed their respective operating profit projections, which are discussed in greater detail in the “Compensation Discussion and Analysis” section. For executives employed by A&E, issuances of performance shares were 100% subject to A&E meeting its respective operating profit projections for Fiscal 2010, while issuances to holding Company executives were dependent as to 95% on Harris Teeter meeting its operating profit projections and as to 5% on A&E meeting its operating profit projections. For executives employed by Harris Teeter, issuances of Performance Shares were subject to Harris Teeter meeting its operating profit projections for Fiscal 2010 and the individual executive meeting his or her performance target for Fiscal 2010 as described in the “Compensation Discussion and Analysis” section. If performance is achieved, the performance shares will be converted into restricted stock, which vests 25% per year on each of the first four anniversaries of the date of the issuance.

(4)	Calculated by multiplying the target number of performance shares by the Closing Market Price.

Option Exercises and Stock Vested for 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas W. Dickson	48,911	759,867	17,989	489,257
John B. Woodlief	54,356	983,768	9,492	258,264
Frederick J. Morganthall, II	3,000	52,921	10,025	272,824
Fred A. Jackson	12,951	211,619	3,850	104,698

(1)	The value realized on exercise represents: (a) the difference between the Average Price on the day of exercise and the exercise price multiplied by the number of shares acquired on exercise, in the case of stock swaps, and (b) the actual gain realized in the case of cashless sale or cashless hold exercises.

(2)	The value realized represents the number of shares acquired on vesting multiplied by the Average Price on the day of vesting.

Pension Benefits for 2010(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas W. Dickson	Pension Plan	30	1,071,000	—
	SERP	30	7,015,000	—
John B. Woodlief	Pension Plan	11	210,000	—
	SERP	11	2,812,000	—
Frederick J. Morganthall, II	Pension Plan	24	750,000	—
	SERP	24	5,471,000	—
Fred A. Jackson	Pension Plan	33	638,000	—
	SERP	33	1,692,000	—

(1)	For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of the Pension Plan and SERP, please refer to the note entitled “Employee Benefit Plans” of the Consolidated Financial Statements included with the Company’s Annual Report on Form 10-K for the year ended October 3, 2010.

(2)	“Present Value of Accumulated Benefit” assumes the value of the benefit as of October 3, 2010 and assumes that the NEO will wait to receive any benefit thereunder until the NEO would have attained an age where such NEO would receive an unreduced benefit amount under such benefit plan.

Pension Plan. The Pension Plan is a tax-qualified defined benefit retirement plan for eligible employees. Effective October 1, 2005 the Pension Plan was amended to limit participation in the Pension Plan to eligible employees of the Company and its subsidiaries who were employed on September 30, 2005. All of the NEOs are participants in the Pension Plan. Contributions to the Pension Plan are determined annually by the Retirement Plan Committee, the named fiduciary, based upon an analysis and recommendation from actuarial consultants who estimate the Plan’s total obligation to participants. For participants with age and service points as of December 31, 2005 equal to or greater than 45, their benefit accruals under the Plan after September 30, 2005 will be offset by the actuarial equivalent of the portion of their account balance under the RRSP that is attributable to automatic retirement contributions made by the Company after September 30, 2005, plus earnings and losses on such contributions. All NEOs had 45 points or more as of December 31, 2005. A participant’s normal annual retirement benefit under the Pension Plan at age 65 is an amount equal to 0.8% (0.6% for employees of American & Efird, Inc.) of the participant’s final average earnings multiplied by years of service at retirement, plus 0.6% of the participant’s final average earnings in excess of Social Security covered compensation multiplied by the number of years of service up to a maximum of thirty-five years. A participant’s final average earnings is the average annual cash compensation paid to the participant during the plan year, including salary, incentive compensation and any amount contributed to the RRSP, for the five consecutive years in the last ten years that produce the highest average.

SERP. The Company also maintains the SERP. The SERP covers certain senior executive employees of the Company and participating subsidiaries, including the NEOs, as designated by its administrative committee. Under the SERP, participants who retire at normal retirement age (60) receive monthly retirement benefits equal to between 55% and 60% of the participant’s final average earnings times the participant’s accrual fraction and reduced by the participant’s (1) assumed Pension Plan Retirement Benefit, (2) assumed Social Security Benefit and (3) assumed profit sharing plan retirement benefit, if any. The final average earnings are the average annual earnings during the highest 3 calendar years out of the last 10 calendar years preceding termination of employment for all executives other than the executives of A&E for whom the final average earnings are the average of the 3 highest calendar years earnings during their employment. The accrual fraction is a fraction, the numerator of which is the years of credited service, the denominator of which is 20, and which may not exceed 1.0. The benefits payable under the SERP are payable for the participant’s lifetime with an automatic 75% survivor benefit payable to the participant’s surviving eligible spouse for his or her lifetime. Participants are eligible to receive an early retirement benefit upon termination of employment, other than on account of death, after attaining age 55 and completing 10 years of credited service. The amount of early retirement benefit is the monthly retirement benefit reduced by 0.4167% for each month by which payment begins before normal retirement age.

Non-Qualified Deferred Compensation for 2010

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (loss) in Last Fiscal Year ($)	Aggregate Withdrawals and/or Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas W. Dickson	30,000	17,756	25,652	—	208,295
John B. Woodlief	4,666	9,770	29,795	413,565	78,747
Frederick J. Morganthall, II	20,000	11,440	12,643	—	179,030
Fred A. Jackson	—	—	—	—	13,896

Flexible Deferral Plan. The FDP is an unfunded, excess benefit plan that provides certain highly compensated employees, including the NEOs, the opportunity to defer the receipt and taxation on a portion of their annual compensation. The purpose of the FDP is to allow deferral of a portion of the participants’ annual base salary and Incentive Bonus and to supplement the benefits under the tax-qualified retirement plans to the extent that such benefits are curtailed by the application of certain limits imposed by the Code (e.g., Code Section 402(g) and Code Section 414 limitations). During Fiscal 2010, eligible employees were permitted to defer up to 50% of their base salary and up to 90% of their Incentive Bonus payment in the FDP. Cash compensation is eligible for deferral unless prohibited under Code Section 409A, subject to plan limits. Plan participants may choose deemed investments in the FDP that represent choices that span a variety of diversified asset classes. No contributions may be used to purchase the Common Stock. Participants make an election for each year’s deferral election regarding the timing of plan distributions, subject to limitations under the plan and Code Section 409A. A participant may elect up to five (5) in-service accounts and one (1) retirement account for payment of deferral contributions, subject to plan limitations. Each in-service account will be paid in accordance with the respective election in lump-sum or installments and in the year elected, subject to restrictions imposed by Code Section 409A. The FDP also allows for an in-service withdrawal for an unforeseeable emergency based on facts and circumstances that meet Internal Revenue Service and plan guidelines.

Potential Payments Upon Termination of Employment or Change in Control

After reviewing market trends, including information prepared by a consultant, the Company entered into Change-in-Control and Severance Agreements with the NEOs during Fiscal 2007. The Company determined to enter into the Change-in-Control and Severance Agreements with the NEOs because the Company believed that these agreements would ensure that the NEOs were incentivized to achieve the greatest possible return for the Company’s shareholders, including through a potential change in control transaction, irrespective of a loss of their own position in connection with such a transaction. During Fiscal 2007 the Compensation Committee was presented data that a majority of public companies surveyed by the compensation consultant entered into similar agreements with their executives. A second goal of the Compensation Committee in entering into the Change-in-Control and Severance Agreements was to aid in the retention of the Company’s NEOs and to give them protections and benefits similar to executives at other companies. The Compensation Committee also considered the cost to the Company of replacing the NEOs in the event of a change in control. The Compensation Committee and the Company believed it was important for the Change-in-Control and Severance Agreements to contain provisions which would prohibit the NEOs from competing against the Company or soliciting the Company’s employees or clients following their termination, other than following a change in control. These provisions protect the Company from any such actions by tying the benefits the NEO would receive upon such termination of employment, to the continued adherence to the agreement.

The Compensation Committee considered the information contained in the study and asked the consultant to provide a recommendation concerning the terms of such change in control and severance agreements provided by such companies. The consultant recommended that the Company enter into agreements with the NEOs on terms substantially similar to those contained in the executed agreements. Based on the consultant’s recommendations and the data contained in the consultant’s study the Compensation Committee determined that the terms of the Change-in-Control and Severance Agreements were appropriate for the NEOs. The Compensation Committee presented those terms to the NEOs, and the NEOs accepted the terms as presented.

The Change-in-Control and Severance Agreements are effective until the termination of the NEO’s employment with the Company, or until terminated by written agreement between the Company and the NEO. Under the terms of the Change-in-Control and Severance Agreements, a NEO is entitled to severance benefits only if the NEO’s employment is terminated by the Company prior to a “change in control” (as defined below) transaction or after twenty-four (24) months following a “change in control” transaction. The following is a summary of the severance benefits the NEOs are expected to receive under the Change-in-Control and Severance Agreements:

•	For Messrs. Dickson and Woodlief, a single lump sum payment in an amount equal to (i) if terminated other than for “cause” (as defined below), death or disability, two (2) times the sum of his base salary plus the greater of (a) his “severance accrued bonus” (as defined below) or (b) the average of his total bonus payments for the prior three full fiscal years ending on or before his termination, and (ii) if terminated other than for “cause”, a pro-rated portion of his “severance accrued bonus”.

•	For Messrs. Morganthall and Jackson, a single lump sum payment in an amount equal to (i) if terminated other than for “cause”, death or disability, one and one-half (1.5) times the sum of his base salary plus the greater of (a) his “severance accrued bonus” or (b) the average of his total bonus payments for the prior three full fiscal years ending on or before his termination, and (ii) if terminated other than for “cause”, a pro-rated portion of his “severance accrued bonus”.

The following is a summary of the change in control benefits the NEOs are expected to receive under the Change-in-Control and Severance Agreements if the NEO’s employment terminates at any time within twenty-four (24) months following a “change in control” transaction:

•	For Messrs. Dickson and Woodlief, (i) if terminated by the Company other than for “cause”, death, or disability, or by the NEO for “good reason” (as defined below), a single lump sum payment in an amount equal to 2.99 times the sum of his base salary plus the greater of (a) his “CIC accrued bonus” (as defined below) or (b) his “CIC average prior bonus payments” (as defined below), and (ii) if terminated by the Company other than for “cause”, or by the NEO for “good reason” the pro-rated portion of his “CIC prorated bonus” (as defined below). This pro-rated portion of his “CIC prorated bonus” payment shall be in addition to any pro-rated bonus such NEO may be entitled, during the period following a “change in control” transaction through the termination of his employment.

•	For Messrs. Morganthall and Jackson, (i) if terminated by the Company other than for “cause”, death, or disability, or by the NEO for “good reason”, a single lump sum payment in an amount equal to 2.5 times the sum of his base salary plus the greater of (a) his “CIC accrued bonus”, or (b) his “CIC average prior bonus payments” and (ii) if terminated by the Company other than for “cause”, or by the NEO for “good reason”, a pro-rated portion of his “CIC prorated bonus”. This pro-rated portion of his “CIC prorated bonus” payment shall be in addition to any pro-rated bonus such NEO may be entitled, during the period following a “change in control” transaction through the termination of his employment.

In the event a NEO’s employment is terminated by the Company either before or after a “change in control” other than for “cause”, or by the NEO for “good reason”, such NEO is also entitled to a payment of a bonus under an equity incentive plan based upon the Company’s actual performance up to the date of termination of such NEO’s employment. This bonus shall be the shares, or the cash equivalent, of the performance shares that were awarded to the NEO, subject to the achievement of certain performance criteria, prior to the termination of the NEO’s employment. The shares received shall be fully vested.

In addition, in the event a NEO’s employment is terminated by the Company either before or after a “change in control” other than for “cause”, death or disability, or by the NEO for “good reason”, each such NEO is entitled to continue certain employee benefits, including medical/dental, disability and life insurance coverage, for a period of time following a termination within 24 months of “change in control”. The period of continued benefits shall be 36 months for Messrs. Dickson and Woodlief and 30 months for Messrs. Morganthall and Jackson. Alternatively, each such NEO is entitled to continue certain employee benefits, including medical/dental, disability and life insurance coverage, for a different period of time following a termination before a “change in control” or more than 24 months after a “change in control”. The period of continued benefits shall be 24 months for Messrs. Dickson and Woodlief and 18 months for Messrs. Morganthall and Jackson. A NEO may elect to waive these benefits and in lieu thereof receive a single lump sum payment, equal to the Company’s costs in providing such benefits, including any related tax gross-up, if applicable.

If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, then the NEO may be entitled to receive an additional payment or “gross up” to ensure that their severance payments are kept whole as follows:

•	For Messrs. Dickson and Woodlief, there is an unconditional gross-up to cover 280G excise tax, but not ordinary tax obligations;

•	For Messrs. Morganthall and Jackson, there is a conditional gross-up to cover 280G excise tax, but not ordinary tax obligations. The “change in control” benefit payments for Messrs. Morganthall and Jackson are capped at the 280G threshold if the safe harbor is exceeded by 10% or less (the “280G Cap”).

When used in the Change-in-Control and Severance Agreements, “severance accrued bonus” means an amount based upon the current bonus schedule provided in the Cash Incentive Plan, calculated (i) utilizing the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief; (ii) utilizing A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson; or (iii) utilizing operating profit margin of Harris Teeter in the case of Mr. Morganthall, for the cumulative fiscal period-to-date as of the end of the most recent fiscal quarter ending on or before such NEO’s termination.

When used in the Change-in-Control and Severance Agreements, “CIC accrued bonus” means a bonus payment based upon the current bonus schedule provided in the Cash Incentive Plan, calculated utilizing (a) the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief; (b) A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson; or (c) operating profit margin of Harris Teeter for Mr. Morganthall, for the fiscal period-to-date as of the most recent fiscal quarter ending on or before either: (1) the date of such NEO’s termination or (2) the date of the “change in control” transaction; provided that the date which shall be used shall be the date that produces the greater payment to the NEO.

When used in the Change-in-Control and Severance Agreements, “CIC average prior bonus payments” means the greater of the average of a NEO’s total bonus payments for the prior three full fiscal years ending (1) on or before such NEO’s termination or (2) on or before the “change in control” transaction.

When used in the Change-in-Control and Severance Agreements, “CIC prorated bonus” means a bonus payment calculated utilizing (a) the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief; (b) A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson; or (c) operating profit margin of Harris Teeter for Mr. Morganthall, calculated for the portion of the fiscal year period to date as of the most recent fiscal quarter ending on or before the “change in control” transaction.

When used in the Change-in-Control and Severance Agreements, “cause” means the termination of the NEO due to (a) fraud; (b) embezzlement; (c) conviction or other final adjudication of guilt of the NEO of any felony; (d) a material breach of, or the willful failure to perform and discharge such NEO’s duties, responsibilities and obligations under their Change-in-Control and Severance Agreement; (e) any act of moral turpitude or willful misconduct intended to result in personal enrichment of the NEO at the expense of the Company, or any of its affiliates or which has a material adverse impact on the business or reputation of the Company or any of its affiliates; (f) intentional material damage to the property or business of the Company; or (g) gross negligence. The determination of “cause” under (d), (e), (f) and (g) shall be made by the Board of Directors in its reasonable judgment.

When used in the Change-in-Control and Severance Agreements, “good reason” shall mean the termination by the NEO of the NEO’s employment with the Company within the two (2) year period following a “change in control” which is due to (i) a material diminution of responsibilities, or working conditions, or duties, or in the case of Messrs. Dickson and Woodlief, ceasing to be the Chief Executive Officer or Chief Financial Officer, respectively, of a publicly traded company; (ii) a material diminution in base salary or potential incentive compensation; (iii) a material negative change in the terms or status of the Change-in-Control and Severance

Agreement; or (iv) a forced relocation of the NEO outside of a 30 mile radius of the intersection of the Trade and Tryon Streets in Charlotte, North Carolina.

When used in the Change-in-Control and Severance Agreements, a “change in control” means a “change in ownership”, a “change in effective control”, or a “change in the ownership of substantial assets” of a corporation as generally described in Treasury Regulation Section 1.409A-3(i)(5) and as specifically described in the Change-in-Control and Severance Agreements.

Pursuant to the Change-in-Control and Severance Agreements, except in the event the NEO’s employment terminates following a “change in control”, each NEO has agreed that during the term of the Change-in-Control and Severance Agreements and for a period of 24 months thereafter, the NEO shall not directly or indirectly enter into an employment relationship or a consulting arrangement (or other economically beneficial arrangement) with any competitor of the Company, as defined in each NEO’s respective Change-in-Control and Severance Agreement. In addition, each NEO has agreed not to solicit, induce or attempt to induce any employee of the Company to leave the employ of the Company or to solicit or induce or attempt to induce or interfere with the relationship between any customer, supplier, or other person or entity in a business relation with the Company during the same period.

Furthermore, under the terms of the 2002 Comprehensive Stock Option and Award Plan (the “2002 Plan”), in the event of a change in control of the Company, as defined in the 2002 Plan, if all options or restricted stock are not converted, assumed, or replaced by a successor, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse and all restricted stock shall become deliverable, unless otherwise provided in any award agreement or any other written agreement entered into with a NEO. The options shall remain exercisable for the remaining term of such option.

Accrued and Vested Benefits.  Each of the NEOs has accrued various benefits under the Company’s compensation programs and retirement and other broad-based employee benefit plans. Many of these benefits and awards are fully vested and each of the NEOs would receive all of their vested benefits and awards in the event that their employment with the Company ends for any reason, including termination by the Company.

The table herein summarizes the accrued and vested benefits that each of the NEOs would be entitled to, assuming termination by the NEO from the Company on October 3, 2010, not related to a “change in control” transaction and not due to death or disability.

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Vested SERP ($)(1)	7,188,000	2,812,000	5,757,000	1,692,000
Vested Pension Benefit ($)(1)	1,071,000	239,000	550,000	701,000
Vested Deferred Compensation Balance ($)	208,295	78,747	179,030	13,896
Vested Stock Options (2) ($)	—	—	—	453,255

(1)	The amount for the SERP and Pension Benefit represents the actuarial present value of the benefit. Thomas W. Dickson reached the qualifying age during Fiscal 2010.

(2)	Incentive Stock Options and Non-qualified Stock Options (together “Stock Options”) granted prior to 2003 terminate immediately upon termination of employment, and thus would have to be exercised upon termination of employment. Stock Options granted in or after 2003 are exercisable for three (3) months after termination of employment, other than for cause. For the purpose of this table, it is assumed that all vested Stock Options are exercised on the last business day on or before October 3, 2010, and the value of such vested Stock Options is calculated by multiplying the number of options by the difference between the exercise price and the Closing Market Price.

Death.  The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their death occurred on October 3, 2010.

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Incentive Bonus Payments ($)	662,160	387,150	341,638	191,861 (1)
Accelerated Equity Awards (2) ($)	2,626,811	1,320,573	1,380,323	618,153
Accelerated (Reduced) SERP ($)	(1,883,000)	(746,000)	(1,716,000)	(522,000)
Accelerated (Reduced) Pension Benefit ($)	(571,000)	(145,000)	(319,000)	(399,000)

(1)	Includes a discretionary bonus granted to Mr. Jackson in the amount of $29,500, which equals ten percent of Mr. Jackson’s base salary, based on the performance of A&E for Fiscal 2010. For more information on this discretionary bonus, see “Compensation Discussion and Analysis—Elements of Compensation.”

(2)	The value of the accelerated equity awards is composed of restricted stock awards and performance share awards. The value of the restricted stock awards is calculated by multiplying the number of accelerated shares by the Closing Market Price. The value of the performance share awards is calculated by multiplying the number of accelerated shares by the Average Price on the last business day prior to the assumed termination of service date in accordance with plan administration rules.

Disability.  The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their disability occurred on October 3, 2010.

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Incentive Bonus Payments ($)	662,160	387,150	341,638	191,861	(1)
Accelerated Equity Awards (2) ($)	2,626,811	1,320,573	1,380,323	618,153
Accelerated SERP ($)	2,343,000	—	277,000	—
Accelerated (Reduced) Pension Benefit ($)	(597,000)	(29,000)	(59,000)	(63,000)

(1)	Includes a discretionary bonus granted to Mr. Jackson in the amount of $29,500, which equals ten percent of Mr. Jackson’s base salary, based on the performance of A&E for Fiscal 2010. For more information on this discretionary bonus, see “Compensation Discussion and Analysis—Elements of Compensation.”

(2)	The value of the accelerated equity awards is composed of restricted stock awards and performance share awards. The value of the restricted stock awards is calculated by multiplying the number of accelerated shares by the Closing Market Price. The value of the performance share awards is calculated by multiplying the number of accelerated shares by the average of the high and low trading price on the last business day prior to the assumed termination of service date in accordance with plan administration rules.

Termination Without Cause.  The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their termination by the Company on October 3, 2010, prior to a “change in control” or more than twenty-four (24) months following a “change in control” other than for “cause”, death, or disability.

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Severance Benefit (1) ($)	2,564,320	1,644,300	1,219,188	686,042
Incentive Bonus Payments (2) ($)	662,160	387,150	341,638	162,361
Health and Welfare Benefits (3) ($)	150,897	204,068	116,075	139,029

(1)	The value of the severance benefit is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(2)	The value of the Incentive Bonus payment is calculated in accordance with and payable under the terms their Change-in-Control and Severance Agreement.

(3)	This represents the aggregate estimated net cost to the Company of health and welfare benefits provided to each NEO under the terms of their Change-in-Control and Severance Agreement.

Termination Following a Change in Control or Resignation For Good Reason.  The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their termination occurred on October 3, 2010 concurrent with a “change in control” transaction.

	Thomas W. Dickson	John B. Woodlief	Frederick J. Morganthall, II	Fred A. Jackson
Change In Control Benefit (1) ($)	3,833,658	2,458,229	2,031,979	1,143,403
Incentive Bonus Payments (2) ($)	662,160	387,150	341,638	162,361
Accelerated and Additional Portion of SERP Benefits (3) ($)	3,001,000	1,327,000	570,000	112,000
Accelerated Equity Awards (4) ($)	2,629,499	1,321,917	1,381,667	619,120
Health and Welfare Benefits (5) ($)	489,540	424,918	365,651	349,206
Excise Tax (280G) Gross-up ($)	3,651,919	1,980,836	1,285,001	752,837

(1)	The value of the Change in Control Benefit is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(2)	The value of the Incentive Bonus payment is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(3)	The value of the accelerated and additional portion of SERP Benefits reflects accelerated commencement of benefit payments without accrued benefit reduction and additional service accrual for all NEOs, and it is valued using the discount rate and method prescribed for the 280G calculations.

(4)	The value of the accelerated equity awards is calculated by multiplying the number of accelerated restricted stock and performance shares by the Closing Market Price.

(5)	The value of the health and welfare benefits represents the aggregate estimated net cost to the Company of health and welfare benefits provided to each NEO under the terms of their Change-in-Control and Severance Agreement.

Compensation Policies and Practices as they Relate to Risk Management

As previously discussed, the Company’s compensation policies and practices for its employees are designed to attract and retain highly qualified and engaged employees, and to minimize risks that would have a material adverse effect on the Company. In addition the Company’s compensation policies and practices seek to align the interests of management with those of the Company’s shareholders. The Company believes its incentive compensation programs are appropriately balanced between value created indirectly by the performance of the Common Stock and payments resulting from the achievement of specific financial performance objectives. The Compensation Committee considers risks arising from the Company’s employee compensation policies and practices and has concluded that any risks from such policies and practices are not reasonably likely to have a material adverse effect on the Company. Overall, the Compensation Committee reached this conclusion after considering a number of features of the Company’s compensation structure that are designed to mitigate risk, such as:

•	The Company uses a balance of fixed and variable compensation in the form of cash and equity, which is designed to provide both short and long-term focus.

•	The overall compensation of the NEOs is not overly-weighted towards the achievement of performance criteria in a particular fiscal year and an appropriate portion of compensation is awarded in the form of equity awards that vest over a multi-year period, subject to continued service by the recipient. This further aligns the interests of the NEOs to long-term shareholder value and helps retain management.

•	Payouts under the Company’s annual incentive compensation and other long-term incentive programs are based on performance criteria that the Compensation Committee believes to be challenging yet reasonable and attainable without excessive risk-taking.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 3, 2010 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	243,622	$17.86	1,254,543
Equity compensation plans not approved by security holders	–0–	–0–	–0–
Total	243,622	$17.86	1,254,543

(1)	Includes grants of 139,460 performance shares outstanding as of October 3, 2010. Excludes 119,984 shares of Common Stock that are deliverable in connection with the 119,984 stock units outstanding under the Director Deferral Plan that have been accumulated in a rabbi trust for the purpose of funding distributions from the Deferral Plan. Does not include any shares of restricted stock that were outstanding as of October 3, 2010 since these shares are already outstanding and do not represent potential dilution. For more information on the Company’s restricted stock and performance share grants, see Note 11 to the Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010.

(2)	The weighted average exercise price does not take into account performance share awards or restricted stock units outstanding as of October 3, 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The Company has affirmed to the New York Stock Exchange that the Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the New York Stock Exchange Listed Company Manual.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T and No. 114, “The Auditor’s Communication With Those Charged With Governance.”

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010.

SUBMITTED BY THE AUDIT COMMITTEE

John P. Derham Cato
Anna Spangler Nelson
Harold C. Stowe
Isaiah Tidwell
William C. Warden, Jr.

PROPOSAL 2

APPROVAL OF THE RUDDICK CORPORATION
2011 INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted the Ruddick Corporation 2011 Incentive Compensation Plan (the “2011 Plan”) and directed that it be submitted to the Company’s shareholders for approval.

The material terms and provisions of the 2011 Plan are summarized below. The complete text of the 2011 Plan is attached as Appendix A. This summary is not intended to be a complete description of the 2011 Plan and is qualified in its entirety by the actual text of the 2011 Plan.

Background

The 2011 Plan is designed to help attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees and non-employee directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Company. The Company believes the 2011 Plan will secure for the Company and its shareholders the benefits arising from ownership of the Common Stock by employees and non-employee directors of the Company, all of whom are and will be responsible for the Company’s future growth. A primary reason for adopting the 2011 Plan is to reserve shares of Common Stock for incentive awards that will support our compensation philosophy of linking the compensation of key employees to the performance of the Company and its subsidiaries, as applicable. The 2011 Plan will become effective immediately upon shareholder approval.

The Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (and the Addendum thereto) and the Ruddick Corporation 2000 Comprehensive Stock Option and Award Plan (together, the “Prior Plans”) will be replaced by the 2011 Plan upon shareholder approval of the 2011 Plan. No awards will be granted under the Prior Plans after the 2011 Plan is approved by the Company’s shareholders, although outstanding awards previously granted under the Prior Plans will continue in effect in accordance with the terms and conditions of the Prior Plans.

Eligibility and Administration

All present and future employees and other service providers of the Company and its related companies are eligible to receive incentive awards under the 2011 Plan. An employee or other service provider who receives an award becomes a participant in the 2011 Plan. Also, all present and future non-employee directors of the Company are eligible to receive awards under the 2011 Plan. As of October 31, 2010, the Company estimates that there are approximately 262 employees (four of whom are executive officers), no service providers other than employees, and nine non-employee directors who may be eligible for awards under the 2011 Plan.

Unless otherwise determined by the Board of Directors or except as may otherwise be required by its charter, the Compensation Committee (the “Committee”) will administer the 2011 Plan with respect to awards for employees and other service providers. The Committee generally has the power and complete discretion to select employees and service providers to receive incentive awards and to determine for each employee or service provider the nature of the incentive award and the terms and conditions of each incentive award. Upon recommendation by the Committee, the independent members of the Board of Directors (as determined under NYSE requirements and other applicable tax and securities laws), have the authority to approve equity compensation awards to our Chief Executive Officer and our executive officers, and have all of the powers and responsibilities as the Committee in approving such awards. In addition, the independent members of the Board of Directors have the sole authority to grant incentive awards to our non-employee directors, and generally have all of the powers and responsibilities of the Committee in granting such incentive awards.

The 2011 Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, and allows for awards that are intended to meet the requirements for performance-based compensation under Internal Revenue Code Section 162(m). Awards under the 2011 Plan that constitute nonqualified deferred compensation are intended to meet the requirements of Internal Revenue Code Section 409A, as discussed below in the section entitled “Federal Income Tax Consequences.”

Types of Incentive Awards that may be Granted Under the 2011 Plan

The 2011 Plan authorizes a variety of types of equity-based and cash-based awards to provide flexibility in our compensation program.

Employees may receive the following types of incentive awards under the 2011 Plan: restricted stock awards, restricted stock units, performance shares, incentive stock options, nonstatutory stock options and stock awards.

Non-employee directors and other non-employee service providers may receive restricted stock awards, restricted stock units, performance shares, nonstatutory options and stock awards.

Stock Available for Incentive Awards

Two million, six hundred thousand shares (2,600,000) of Common Stock have been reserved for issuance under the 2011 Plan. Shares of Common Stock allocable to options, restricted stock or other awards or any portions thereof previously granted under the Prior Plans that expire, are forfeited, or otherwise terminate unexercised will be added to the shares reserved for issuance under the 2011 Plan and may be allocated to new incentive awards under the 2011 Plan. However, no new grants of incentive awards may be made under the Prior Plans after the 2011 Plan is approved by the shareholders. As of October 31, 2010, there are approximately 706,000 shares of Common Stock allocable to outstanding, unvested awards previously granted under the Prior Plans.

No more than 200,000 shares may be allocated to the incentive awards granted to a participant during any single fiscal year of the Company. The maximum cash that can be paid to a participant during any single fiscal year of the Company under incentive awards granted under the 2011 Plan is $1,750,000.

If an incentive award under the 2011 Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that award may be used for a new award under the 2011 Plan. Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new awards and the cash proceeds from option exercises may not be used to purchase open-market shares for reuse under the 2011 Plan. The number of shares that may be issued under the 2011 Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting the Common Stock. The 2011 Plan prohibits option repricing without shareholder approval, except in connection with a recapitalization event.

The Common Stock is traded on the NYSE under the symbol “RDK.” On December 7, 2010, the closing price per share of the Common Stock was $37.70.

Restricted Stock and Stock Awards

Restricted stock awards are shares of Common Stock issued subject to service-based and/or performance-based restrictions on transferability. The Committee (or, in the case of awards to non-employee directors, the Board of Directors) determines the restrictions as well as the conditions under which the restrictions may lapse. Restriction periods generally must be no less than three years in length and the participant will generally forfeit the unlapsed shares if he or she separates from service before the end of the period or if the applicable performance goals are not satisfied. However, the Committee (or, in the case of awards to non-employee directors, the Board of Directors) may, in its discretion, provide for accelerated removal of the restrictions upon such events as the participant’s disability, death, termination of employment or the occurrence of a change in control.

Restricted stock awards may be designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m) (“Code Section 162(m)”), in which case the awards will generally be subject to the requirements that apply to performance shares, as described below. Otherwise, performance goals and other terms and conditions of the awards may be set by the Committee in its discretion.

Holders of restricted stock have all the rights of shareholders during the restricted period, other than the power to transfer the restricted stock, including the right to vote the shares and receive dividends. Certificates representing shares of restricted stock will be held by the Company until the restrictions lapse and upon request, the recipients of restricted stock awards will provide the Company with appropriate stock powers endorsed in blank.

Eligible individuals, including employees and non-employee directors, may also receive stock awards. Stock awards are shares of Common Stock issued without any restrictions on transferability, other than restrictions necessary to comply with applicable securities laws.

Performance Shares and Restricted Stock Units

Performance shares and restricted stock units are rights to receive shares of Common Stock (or cash in lieu of the shares). Performance shares are subject to performance vesting conditions measured on an individual, corporate or other basis (or a combination thereof), and may also be subject to service-based vesting conditions. Restricted stock units may be subject to service-based and/or performance-based vesting conditions. Restricted stock units and performance shares are similar to restricted stock except that shares of Common Stock are not issued (or cash in lieu of the shares is not paid) until the vesting conditions of the award are satisfied, as determined by the Committee or, with respect to awards to non-employee directors, the Board of Directors. Restricted stock units and performance shares may be settled in shares of Restricted Stock, Common Stock, in cash, or in a combination of both. The Committee (or, with respect to non-employee director awards, the Board of Directors) may reserve the right to determine the method of settlement at the time the award is settled.

Performance shares and restricted stock units may be specifically designed to qualify as “performance-based compensation” for purposes of Code Section 162(m). Performance goals for Code Section 162(m) are required to use objective and quantifiable performance criteria. The 2011 Plan permits the use of a wide variety of performance criteria to provide flexibility in the design of our executive compensation program while preserving the deductibility of awards under Code Section 162(m). The permissible performance criteria, measured with respect to our performance as a company or the performance of any of our related companies, subsidiaries, divisions or business units, or any individual, are:

• Return on invested capital
• Net operating profit (before or
after tax)
• Operating profit margin
• Gross margin
• Operating profit
• Earnings before income taxes
• Earnings (which may include
earnings before interest and
taxes and net earnings—
determined in accordance with
U.S. Generally Accepted
Accounting Principles
(“GAAP”) or adjusted to include
or exclude any or all items)
• Earnings per share (GAAP or
non-GAAP basis)
• Growth in any of the criteria
described in the column above
• Customer indicators
• Improvements in productivity
• Attainment of objective
operating goals
• Employee metrics

• Stock price
• Return on equity or average
shareholders’ equity
• Total shareholder return
• Growth in shareholder value
relative to the moving average of
S&P 500 Index or another index
• Return on capital
• Return on assets or net assets
• Return on investment
• Economic value added
• Market shares
• Overhead or other expense
reduction
• Credit rating
• Strategic plan development and
implementation
• Succession plan development and
implementation
• Improvement in workforce
• Diversity

The Committee will set target and maximum amounts payable under the restricted stock units or performance shares award, as applicable. A restricted stock units or performance shares award that is intended to qualify under Code Section 162(m) must be granted in accordance with certain procedures and will be paid only upon certification by the Committee that the performance goals applicable to the award are met. The Committee may not increase the amounts payable upon achievement of the performance goals after the start of a performance period, but may reduce or eliminate the payments. However, to the extent permitted by Code Section 162(m), the Committee may adjust performance goals if it determines that nonrecurring, extraordinary or non-operational items have materially affected the fairness of the performance goals and have unduly affected the Company’s ability to meet them, including without limitation, items such as the effects of currency fluctuations and litigation or claim judgments or settlements.

The Committee may, in its discretion, provide that a recipient of a restricted stock units or performance shares award will receive dividend equivalents on the outstanding units or shares. Dividend equivalents will be credited to the participant as additional restricted stock units or performance shares (as applicable), subject to the same vesting and other terms and conditions as the awards with respect to which the dividend equivalents were paid.

Stock Options

The 2011 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options are not. The exercise price of either type of option may not be less than 100 percent of the fair market value per share of Common Stock covered by the option on the date the option is granted. Fair market value is the mean between the highest and lowest composite sales price per share of the Common Stock as reported on the consolidated transaction reporting system for the NYSE on the date on which the value of the Common Stock is determined (or if there are no reported prices for that date, the reported mean price on the last preceding day on which a composite sale or sales occurred).

Options may be exercised at the times specified by the Committee. The maximum term of any option is ten years from the date of grant. Incentive stock options may not be exercised after the first to occur of (i) ten years from the date of grant, (ii) three months from the participant’s termination of employment for reasons other than death or disability, or (iii) one year from the participant’s termination of employment due to death or disability.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2011 Plan or any other similar plan the Company maintains is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash, or, if the participant’s incentive award and applicable law so permits, by having the Company withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant, or by exercising in a broker-assisted transaction.

Absent specific written authorization by the shareholders, options may not be repriced except in connection with a recapitalization event and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms. The Committee may suspend the right to exercise an option any time it determines that the issuance of the Common Stock would violate any securities or other laws and may provide that the exercise period is tolled during any period of suspension.

Transferability of Awards

Participants’ interests in restricted stock units and performance shares are not transferable prior to payment, settlement or exercise of the awards, as the case may be, and if settled in the form of restricted stock, such restricted stock is not transferable until the restrictions lapse. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Committee (or, with respect to non-employee director awards, the Board of Directors) in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Amendment of the 2011 Plan and Awards

The Board of Directors may amend the 2011 Plan from time to time as it deems advisable and may terminate the 2011 Plan at any time. Amendments to increase the total number of shares of Common Stock reserved under the 2011 Plan, or that otherwise constitute material changes to the 2011 Plan under applicable tax or securities laws or the listing standards of the NYSE, require shareholder approval. The Board of Directors must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, the Board of Directors may unilaterally amend the 2011 Plan and awards with respect to participants to ensure compliance with applicable laws and regulations.

Effective Date and Termination

The 2011 Plan was adopted by the Board of Directors on November 18, 2010 and will become effective on the date it is approved by our shareholders. Any incentive awards granted under the 2011 Plan prior to the Company’s obtaining shareholder approval of the 2011 Plan will be made contingent upon shareholder approval of the 2011 Plan. The 2011 Plan will generally continue until terminated by the Board of Directors; however, no incentive stock option awards may be granted after the tenth anniversary of the date on which it was approved by our shareholders. No awards may be made under the 2011 Plan after it terminates.

Change in Control

When granting incentive awards, the Committee may provide that the awards will become fully exercisable, vested or payable upon the occurrence of a change in control (as that term is defined in the 2011 Plan).

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers, by other employees or by non-executive directors under the 2011 Plan if the plan is approved by our shareholders. Such benefits will depend on future actions of the Committee or the Board of Directors and on the fair market value of the Common Stock at various future dates and the extent to which performance goals set by the Committee are met, and on the individual performance of the particular executive officer.

Federal Income Tax Consequences

Stock Options.  Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price. Generally, such amount will be included in the participant’s gross income in the taxable year in which exercise occurs. The purchase price paid by the participant plus the amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. The purchase price paid by the participant will become the participant’s basis in the shares. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant (the “Holding Period”), then any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the Holding Period, the participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the participant’s new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of shares of Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable Holding Period with respect to the shares has not expired. In that case, the participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of shares of Common Stock purchased upon the exercise of an option by the delivery of previously owned shares.

Restricted Stock and Stock Awards.  A participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to the award. If a participant makes such an election, the participant generally will recognize ordinary income equal to the fair market value of the stock subject to the award on the date of grant, and the participant generally will not recognize any additional income at the time the restrictions lapse in the case of a restricted stock award. If the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time or times the restrictions lapse.

A participant generally will incur federal income tax (in the form of ordinary income) when he or she receives a stock award. The income is equal to the fair market value of the shares subject to the stock award on the date of grant.

The amount included in a participant’s income under a restricted stock award or a stock award will become the participant’s basis in the shares subject to that award. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Performance Shares and Restricted Stock Units.  Generally, a participant who is granted performance shares or restricted stock units will not incur federal income tax, and the Company will not be allowed a deduction, at the time the award is granted. When the participant receives payment for such awards in cash or shares of Common Stock, the amount of the cash and the fair market value of the shares of Common Stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. However, if the award is paid in shares of restricted stock, those shares of restricted stock will be subject to the federal income tax principles described above under the heading “Restricted Stock and Stock Awards.” The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Impact of Internal Revenue Code Section 409A.  The discussion above is subject to the applicable provisions of Internal Revenue Code Section 409A. If at any time the 2011 Plan, any incentive award under the 2011 Plan, or any arrangement required to be aggregated with the 2011 Plan or any incentive award under the 2011 Plan fails to comply with the applicable requirements of Internal Revenue Code Section 409A, all amounts (including earnings) deferred under the 2011 Plan or the award for the taxable year and all preceding taxable years by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

Our Income Tax Deduction.  Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Internal Revenue Code Sections 162(m) and 280G), the Company usually will be entitled to a business expense deduction when and for the amount that a participant recognizes as ordinary compensation income in connection with an incentive award, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise before satisfying the Holding Period requirements.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions and the rules and regulations promulgated thereunder are subject to change, as are their interpretations, and their application may vary in individual circumstances. Additionally, the consequences under applicable state and local income tax laws, rules and regulations may not be the same as under federal income tax laws, rules and regulations.

Vote Required

The proposal for approval of the 2011 Plan requires the affirmative vote of the shareholders holding a majority of the votes cast with respect to this matter at the Annual Meeting in person or by proxy. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum with respect to this matter at the Annual Meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

The Board of Directors recommends that the shareholders vote FOR the approval of the Ruddick Corporation 2011 Incentive Compensation Plan.

PROPOSAL 3

ADVISORY (NON-BINDING) “SAY ON PAY” VOTE
APPROVING EXECUTIVE COMPENSATION

As discussed under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to enhance shareholder value in the Company while attracting, retaining and rewarding highly qualified executives. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is at risk and tied to performance of the Company and its subsidiaries, as applicable.

For these reasons and the others described elsewhere in this Proxy Statement, the Board of Directors recommends that the Company’s shareholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Compensation Discussion and Analysis” and in the Summary Compensation Table for 2010), excluding the portions not applicable to NEOs (such as director compensation) and those applicable to the Company’s employees generally.

The Board of Directors recommends approval of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for the fiscal year ended October 3, 2010, as disclosed in Company’s Proxy Statement for Fiscal 2010 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Compensation Committee will consider, in its discretion, the result of the Say on Pay vote in future compensation decisions for the NEOs.

Vote Required

The proposal for providing an advisory (non-binding) resolution approving the NEO compensation for Fiscal 2010 requires the affirmative vote of the shareholders holding a majority of the votes cast with respect to this matter at the Annual Meeting in person or by proxy. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum with respect to this matter at the Annual Meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

The Board of Directors recommends that the shareholders vote FOR the resolution approving the compensation of the Company’s named executive officers as described in the Proxy Statement.

PROPOSAL 4

ADVISORY (NON-BINDING) “SAY ON FREQUENCY” VOTE
APPROVING “SAY ON PAY” VOTE FREQUENCY

The Board of Directors is committed to best corporate governance practices and recognizes the significant interest of shareholders in executive compensation matters. As part of that commitment, the Board of Directors believes that providing to the Company’s shareholders an advisory (non-binding) Say on Pay vote once every three years affords the shareholders valuable access and input which the Compensation Committee will consider in setting NEO compensation. The Board of Directors believes a three year frequency is appropriate because (1) the Board of Directors does not expect to significantly alter the Company’s compensation setting process or the Company’s pay-for-performance philosophy as discussed under the heading “Compensation Discussion and Analysis” above, (2) the Company’s compensation policies have generally received positive analyses from proxy advisory firms, (3) the Company’s strong governance policies, including its Corporate Governance Guidelines, as discussed under the heading “Corporate Governance Matters” above, provide effective governance of the Company’s business and affairs for the benefit of shareholders, and (4) an advisory vote every three years would align more closely with the Company’s executive compensation program, which is based on long-term performance, because it will allow shareholders to better judge the Company’s executive compensation program in relation to long-term performance.

For these reasons, the Board of Directors recommends approval of the following resolution:

“RESOLVED, that the shareholders approve that the advisory (non-binding) “Say on Pay” vote to approve executive compensation be submitted to the shareholders for consideration in the Company’s proxy statement at least once in three (3) years.”

The above “Say on Frequency” vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Compensation Committee will consider, in its discretion, the result of the Say on Frequency vote in setting the frequency of the Say on Pay votes. The Board of Directors may in the future periodically re-visit the frequency of the Say on Pay votes based on the Company’s then-current compensation policies.

Vote Required

Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Shareholders can vote to approve a frequency of the Say on Pay Votes of either one (1), two (2) or three (3) years, or can abstain from such vote. Once a quorum is present at the Annual Meeting, the Say on Frequency vote of either one (1), two (2) or three (3) years will be approved by a plurality of the votes cast with respect to this matter at the Annual Meeting in person or by proxy. This means that the frequency with the most votes will be approved as the Say on Frequency vote. Abstentions are not counted for purposes of the Say on Frequency vote.

The Board of Directors recommends that the shareholders vote to approve that the Say on Pay Vote should occur at least once in three (3) years.

PROPOSAL 5

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has retained KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2011. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, the Board of Directors deems it advisable to obtain your ratification of this appointment. In recommending to the Board of Directors that KPMG LLP be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining KPMG LLP’s independence and concluded that it was.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the shareholders holding a majority of the votes cast with respect to this matter at the Annual Meeting in person or by proxy.

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 2, 2011. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.

Audit Fees

The fees billed or incurred by KPMG LLP for services rendered to the Company for the fiscal years indicated were as follows:

	Fiscal Year Ended
	October 3, 2010	September 27, 2009
Audit Fees ($)	989,526	1,008,297
Audit Related Fees ($)	—	—
Tax Fees (1) ($)	689,741	489,655
All Other Fees ($)	—	—

(1)	These amounts were incurred entirely for tax compliance services for the respective fiscal years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the Securities and Exchange Commission’s rules on auditor independence and is compatible with maintaining KPMG LLP’s independence. All of the fees paid to KPMG LLP in Fiscal 2010 were pre-approved by the Audit Committee.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The Company’s Code of Business Conduct and Ethics provides that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of the Company and that transactions in which certain related persons may have a material interest must be disclosed to the Company. Related party transactions are reported to the Company’s Secretary in response to an annual written questionnaire, or by the parties involved from time to time, and reviewed by legal counsel for inclusion in the proxy statement as appropriate. The Company’s executive officers and legal counsel review any related party transaction and determine whether such transaction should be reported to the Board of Directors.

The Company does not have a formal policy concerning the review, approval or ratification of related party transactions, however as the transactions are reported, the Board of Directors considers any related party transactions on a case by case basis to determine whether the Board of Directors must approve such transaction and, if the Board of Directors determines such approval is required, the Board of Directors then determines, among other things, whether the transaction or arrangement was undertaken in the ordinary course of business and whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party. If any member of the Board of Directors is interested in the transaction, such director will recuse themselves from the discussion and decision on the transaction. For transactions that have been recurring annually, such as the transactions with Metro Marketing and John Dickson as described below, the Board of Directors reviews the disclosure provided in the Proxy Statement, and determines if any additional action or approval is required.

During Fiscal 2010, Metro Marketing acted as a designated broker for Harris Teeter for several of its HT Trader® private label products and other specialty products. Metro Marketing, in its role as independent broker, performed various services on behalf of Harris Teeter including order placement, interface with manufacturers for product issues or product problems, marketing and retail support services and the development of new products. Third party manufacturers represented by Metro Marketing that provide these products to Harris Teeter are required to pay Metro Marketing a fee based upon the amount of product sold. Rush Dickson (the brother of Thomas W. Dickson) is the owner of Metro Marketing. During Fiscal 2010, Harris Teeter purchased approximately $33,531,000 of product from manufacturers represented by Metro Marketing resulting in fees of approximately $408,000 paid to Metro Marketing. The terms of such services provided by Metro Marketing are, in management’s opinion, no less favorable than the Company would have been able to negotiate with an unrelated party for similar services.

John Dickson (the brother of Thomas W. Dickson) is the Director of Property Development for Harris Teeter and was paid an aggregate salary, bonus and taxable benefits of $144,096 during Fiscal 2010. The terms of the employment relationship with John Dickson are, in management’s opinion, no less favorable than the Company would have been able to enter into with a similarly situated employee that was an unrelated party.

Effective May 1, 2002, Alan T. Dickson and R. Stuart Dickson (the father of Thomas W. Dickson) (collectively, the “Retired Executives”) retired from the Company as executive officers, but retained their positions on the Board of Directors as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. At that time, the Retired Executives became eligible to receive retirement benefits earned during their employment with the Company. The targeted aggregate annual retirement benefit for each of the Retired Executives pursuant to the SERP, Pension Plan and Social Security was $241,573. In addition, beginning in January 2003 each of Alan T. Dickson and R. Stuart Dickson began to receive monthly payments for a fifteen-year period pursuant to, and in accordance with the terms of, an historical deferred compensation plan in the amounts of $26,315 and $19,899, respectively.

Effective March 31, 2006, Thomas W. Dickson was elected the new Chairman of the Board of Directors and Alan T. Dickson and R. Stuart Dickson retired from their positions as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. As described herein, since the Retired Executives have retired from their respective leadership positions on the Board of Directors, effective March 31, 2006, they stopped receiving the benefits relating to their service as Chairman of the Board of Directors and Chairman of the Executive Committee. However, in recognition of each of their 38 years of service as Company executives and their invaluable contributions to the Company, upon the approval of the Board of Directors, the Company entered into a new Supplemental Executive Retirement Plan with each of Alan T. Dickson and R. Stuart

Dickson (together, the “March 2006 Retirement Plans”) that provides each an annual life-time payment in the amount of $98,000, paid in equal monthly installments. Each of the March 2006 Retirement Plans became effective as of March 31, 2006, and the first of the monthly payments began on April 1, 2006. Each of the Retired Executives has been permitted to continue to use the Company’s parking facilities and administrative support for personal purposes, but is required to reimburse the Company for such usage. Consistent with past practice, each of them may also request to use Company aircraft for personal purposes, subject to availability and approval by the Company. No reimbursement to the Company was historically required for such use, nor is reimbursement currently required or expected to be required in the future. However, Internal Revenue Service regulations require reporting of such use as taxable income to the individual, determined in accordance with rates prescribed by those regulations. The Retired Executives will continue to receive the retirement benefits earned as employees with the Company and, as long as they continue as non-employee directors of the Company, each will continue to receive the annual fees, meeting fees and other compensation that the Company pays its non-employee directors from time to time. R. Stuart Dickson retired as a non-employee director at the 2008 Annual Meeting of Shareholders, and Alan T. Dickson retired as a non-employee director at the 2010 Annual Meeting of Shareholders. The terms of the retirement benefits provided to Alan T. Dickson and R. Stuart Dickson were approved by the Board of Directors in March 2006 as specified above based upon the relative contributions of such Retired Executives and based on the belief of the Board of Directors that such benefits were merited by the Retired Executives’ service to the Company. The terms of those benefits are, in management’s opinion, no more favorable to the executives than the Company would have provided to other executives for similar services, based on the relative contributions and service of such Retired Executives.

See “Compensation Discussion and Analysis—Potential Payments Upon Termination of Employment or Change in Control” included herein for a more detailed discussion of agreements with the NEOs.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of the individuals that served as a member of the Compensation Committee during Fiscal 2010 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors, certain officers and beneficial owners of more than ten percent of the Company’s Common Stock to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements for the fiscal year except for one Form 4 for Fred A. Jackson, relating to one transaction, which was filed by the Company on his behalf in an untimely manner due to administrative error.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders is August 29, 2011. Any shareholder proposal to be submitted at the 2012 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement), including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company’s Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. Shareholder proposals submitted at the 2012 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 12, 2011.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission rules permit registrants to send a single Notice to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Notice, or wish to revoke your decision to household, and thereby receive multiple Notices. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on December 1, 2010. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Shareholders may also obtain a copy of these reports, without charge, upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Secretary of the Corporation.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

By order of the Board of Directors

Douglas J. Yacenda
Secretary

December 27, 2010

APPENDIX A

RUDDICK CORPORATION
2011 INCENTIVE COMPENSATION PLAN
(Subject to Shareholder Approval)

1.    Purpose. The Ruddick Corporation 2011 Incentive Compensation Plan is intended to secure for the Company, its Related Companies and its shareholders the benefits arising from ownership of the Company’s common stock by the employees of the Company and its Related Companies and by the directors of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company and its Related Companies personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Company. With respect to persons subject to Section 16 of the Act (as defined below), transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

The Plan replaces and supersedes the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (and the Addendum thereto) and the Ruddick Corporation 2000 Comprehensive Stock Option and Award Plan (the “Prior Plans”). Upon the Effective Date, no additional awards shall be made under the Prior Plans, although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the Prior Plans. Shares that are subject to outstanding awards under the Prior Plans that expire, are forfeited or otherwise terminate unexercised on or after the Effective Date may be subjected to new awards under the Plan as provided in Section 4.

2.    Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)    “Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Shares, or any exercise of a Nonstatutory Stock Option.

(c)    “Award” means any Incentive Award or Director Award.

(d)    “Board” means the Board of Directors of the Company. To the extent the charter of the Compensation Committee of the Board requires that Awards for the Board be approved by the independent members of the Board, then all references to the powers or the authority of the Board to grant such Awards shall be read instead as references to the powers or the authority of the independent members of the Board to grant such Awards.

(e)    “Change in Control” means a “change in ownership,” a “change in effective control,” or a “change in the ownership of substantial assets” of a corporation as generally described in Section 1.409A-3(i)(5) of the Treasury Regulations and as specifically set forth below (which events are collectively referred to herein as “Change in Control events”). Notwithstanding any provision herein to the contrary, to qualify as a Change in Control, the occurrence of the Change in Control event must be objectively determinable and any requirement that any person, such as the Committee or the Board, certify the occurrence of a Change in Control event must be strictly ministerial and not involve discretionary authority. To constitute a Change in Control with respect to a Participant, the Change in Control event must relate to (1) the corporation for which the Participant is performing services at the time of the Change in Control or (2) the corporation that is a majority shareholder of a corporation identified in clause (1) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in clause (1) above.

(i)    A “change in ownership” of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (ii) below)).

(ii)    Notwithstanding that a corporation has not undergone a change in ownership under paragraph (i) above, a “change in effective control” of a corporation occurs on the date of either:

(A)    Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or

(B)    A majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election.

For purposes of this paragraph (ii), the term “corporation” refers to the Company.

(iii)    A “change in the ownership of substantial assets” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this paragraph (iii), the term “corporation” refers to the Company and/or Harris Teeter, Inc., as specified by the Committee in the terms of the applicable Grant Agreement.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Consultant” means a Service Provider who is not an Employee or Outside Director.

(h)    “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan. To the extent required under the terms of the charter of the Compensation Committee of the Board, the term “Committee” for purposes of this Plan shall mean those members of the Board who meet each of the qualifications described above. To the extent the charter of the Compensation Committee of the Board requires that any Awards for the executive officers of the Company be approved by the independent members of the Board, then all references to the Committee shall be read instead as references to the independent members of the Board.

(i)    “Company” means Ruddick Corporation, and its successors or assigns.

(j)    “Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(k)    “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) grants the award; (ii) with respect to a Nonstatutory Option, the date on which the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option; or (iii) with respect to an Incentive Stock Option, the date on which the Committee (or, with respect to executive officers, the independent members of the Board) completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to executive officers or any Director Award, the independent members of the Board) may specify a future date on which the grant is to be granted or become effective.

(l)    “Director Award” means any Nonstatutory Option, share of Restricted Stock, Stock Award, Restricted Stock Unit or Performance Share awarded to an Outside Director under the Plan.

(m)    “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision). The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(n)    “Effective Date” means the date described in Section 11 of the Plan.

(o)    “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p)    “Employer” means the Company or Related Company with respect to which an Employee provides services.

(q)    “Fair Market Value” means, with respect to a share of Company Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Company Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Company Stock were traded shall be the Fair Market Value.

(r)    “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(s)    “Incentive Award” means any Option, share of Restricted Stock, Stock Award, Restricted Stock Unit or Performance Share awarded to a Service Provider under the Plan.

(t)    “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u)    “Non-Option Award” means an Award other than an Option.

(v)    “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w)    “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 8.

(x)    “Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(y)    “Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(z)    “Performance Criteria” means any one or more of the performance criteria listed below as applied to the performance of the Company as a whole or any business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on an absolute basis or relative to a pre-established target as may be specified and approved by the Committee. The performance criteria may include: return on invested capital, net operating profit (before or after tax), operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.

(aa)    “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(bb)    “Performance Share” means a right to receive Company Stock (including Restricted Stock) or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 7.

(cc)    “Plan” means this Ruddick Corporation 2011 Incentive Compensation Plan, as it may be amended from time to time.

(dd)    “Plan Year” means the calendar year.

(ee)    “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(ff)    “Repricing” means, with respect to an Option, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 14(b) below).

(gg)    “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 6.

(hh)    “Restricted Stock Unit” means a right to receive Company Stock (including Restricted Stock) or cash awarded upon the terms and subject to vesting conditions as set forth in Section 7.

(ii)    “Retirement” means retirement as determined under procedures established by the Committee or in any Award, as set forth in a Participant’s Grant Agreement.

(jj)    “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(kk)    “Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Outside Director.

(ll)    “Stock Award” means a share of Company Stock awarded upon the terms set forth in Section 9.

(mm)    “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(nn)    “Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(oo)    “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3.    General. The following types of Awards may be granted under the Plan: shares of Restricted Stock, Restricted Stock Units, Performance Shares, Options or Stock Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.    Stock

(a)    Reserve. Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,600,000 shares of Company Stock, which shall be authorized but unissued shares and which, in the sole discretion of the Committee, may be granted in connection with Incentive Stock Options or other types of Awards. Any shares subject to an award under the Prior Plans that is outstanding as of the Effective Date and which expires, is forfeited or otherwise terminates unexercised, shall be added to the shares reserved for issuance under the Plan. For all purposes under the Plan, each Performance Share or Restricted Stock Unit awarded shall be counted as one share of Company Stock subject to an Award.

(b)    Share Use. Shares allocable to Awards or portions thereof granted under the Plan or to incentive awards granted under the Prior Plans that expire, are forfeited, or that terminate unexercised may be subjected to a new Award under the Plan. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new Awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c)    Prior Plans. Upon approval of the Plan by the Company’s stockholders, no additional grants of incentive awards shall be made under the Prior Plans.

(d)    Plan Limits. All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than 200,000 shares may be allocated to Awards that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $1,750,000.

5.    Eligibility

(a)    Incentive Awards. All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee (or, with respect to executive officers, the independent members of the Board) shall have the power and complete discretion, as provided in Section 15, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b)    Director Awards. All present and future Outside Directors shall be eligible to receive Director Awards under the Plan. The independent members of the Board shall have the power and complete discretion to select eligible Outside Directors to receive Director Awards and to determine for each Outside Director the nature of the award and the terms and conditions of each Director Award.

(c)    No Contract of Employment or Services. The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Outside Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Outside Director after the grant or to make further grants to the Service Provider or Outside Director at any time thereafter.

(d)    Foreign Awards. When granting Awards to Service Providers or Outside Directors who are not United States residents, the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

6.    Restricted Stock Awards

(a)    The Committee (or, with respect to executive officers, the independent members of the Board) may grant Restricted Stock to eligible Service Providers. Whenever the Committee (or, with respect to executive officers, the independent members of the Board) deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)    The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 7(g)-(k).

(c)    No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d)    Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, other than the right to transfer or dispose of the Restricted Stock, but including the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e)    Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7.    Performance Shares and Restricted Stock Units

(a)    The Committee (or, with respect to executive officers, the independent members of the Board) may grant Performance Shares and Restricted Stock Units to eligible Service Providers. Whenever the Committee (or, with respect to executive officers, the independent members of the Board) deems it appropriate to grant Performance Shares or Restricted Stock Units, notice shall be given to the Service Provider stating the number of Performance Shares or Restricted Stock Units granted and the terms and conditions to which the Performance Shares or Restricted Stock Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)    The Committee shall establish as to each award of Performance Shares the terms and conditions upon which the Performance Shares shall be earned, vest and be paid. The issuance and vesting of Performance Shares may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting of Restricted Stock Units may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit, the vesting of which is conditioned on employment and the passage of time, shall not vest less than three years from the Date of Grant of the Restricted Stock Unit. A Performance Share or Restricted Stock Unit, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of paragraphs (g)-(k).

(c)    Performance Shares and Restricted Stock Units may be paid in cash, Company Stock (including Restricted Stock), or a fixed combination of Company Stock (including Restricted Stock) or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Shares or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Shares or Restricted Stock Units may be subject to additional conditions (such as those set forth in Section 6 of this Plan) established in the Grant Agreement.

(d)    A Participant who receives Performance Shares or Restricted Stock Units payable in Company Stock (including Restricted Stock) shall have no rights as a stockholder until the Company Stock (including Restricted Stock) is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Shares or Restricted Stock Units. Dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock or cash shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and the same provisions will apply to outstanding Performance Shares following the end of the performance period.

(e)    A Participant’s interest in Performance Shares or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(f)    Whenever payments under Performance Shares or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Performance Shares or Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(g)    The Committee shall establish the Performance Goals for Performance Shares. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted with respect to any grant of Performance Shares. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Share to Performance Share and Fiscal Year to Fiscal Year. The Committee may increase, but not decrease, any Performance Goal during a Fiscal Year. However, the Committee shall adjust the Performance Goals, but only to the extent permitted pursuant to Code section 162(m), if it determines that nonrecurring, extraordinary or non-operational items have materially affected the fairness of the Performance Goals and have unduly affected the Company’s ability to meet them, including without limitation, items such as the effects of currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, asset write-downs, litigation or claim judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results. In addition, Performance Goals shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(h)    The Committee (or, with respect to executive officers, the independent members of the Board) shall establish for each Performance Share the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Share shall be awarded not later than 90 days after the start of the period for which the Performance Share relates and shall be awarded prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Fiscal Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Share.

(i)    The actual payments to a Participant under a Performance Share will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(j)    The Company shall distribute amounts payable to Participants pursuant to Performance Shares as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends.

(k)    The payment of any amounts pursuant to a Performance Share, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the Participant be an active employee on the Company’s or a Related Company’s payroll on the last day of each applicable Performance Period and at the time the payment is made, unless the Participant’s employment was earlier terminated due to early, normal or late retirement under the terms of the Company’s pension or similar retirement plan or unless payment is required under the terms of the applicable Change In Control And Severance Agreement between the Company and the Participant.

8.    Stock Options

(a)    The Committee (or, with respect to executive officers, the independent members of the Board) may grant Options to eligible Service Providers. Whenever the Committee (or, with respect to executive officers, the independent members of the Board) grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)    The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 14 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)    Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)    Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)    Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f)    Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g)    Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h)    A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i)    Options may be exercised by the Participant, subject to the terms and conditions of the Ruddick Corporation Insider Information and Stock Trading Policy, by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j)    Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes, or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k)    Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 8(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 14 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

9.    Stock Awards.

(a)    The Committee (or, with respect to executive officers, the independent members of the Board) may grant Stock Awards to eligible Service Providers in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Section 9.

(b)    For the purposes of this Plan, in determining the value of a Stock Award, all shares of Company Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair

Market Value of such shares of Company Stock on the Date of Grant of such Stock Award, regardless of when such shares of Company Stock are issued, and one or more certificates delivered, to the Participant.

(c)    Unless otherwise determined by the Committee and set forth in the related Grant Agreement, shares of Company Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Date of Grant of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Company. Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise respect to a Stock Award, as set forth in the related Grant Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

10.    Director Awards. The independent members of the Board may grant Director Awards to Outside Directors in the form of shares of Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options or Stock Awards, as provided in Sections 6 through 9 above. Whenever the independent members of the Board grant shares of Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options or Stock Awards to an Outside Director, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant. Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options, or Stock Awards granted to Outside Directors shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 6 through 9 above; provided, however, that, notwithstanding anything in Sections 6 or 9 to the contrary, any service or performance period with respect to Restricted Stock, Restricted Stock Units or Performance Shares granted to Outside Directors or Consultants shall not be less than six consecutive months in length; and provided further, that where context reasonably requires, references throughout Sections 6 through 9 above to the “Committee” shall be read instead as references to the independent members of the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 15 below (provided that the Board may not delegate its authority with respect to the granting of Director Awards pursuant to Section 15(a)(viii)), and the Board shall be subject to the same limitations with respect to the Modification and Repricing of outstanding Director Awards as provided therein. For purposes of this Section 10, and for such other purposes under Plan as may be required, the term “Board” shall mean those directors of the Board who qualify as independent for purposes of the rules of the exchange on which the Company Stock is traded.

11.    Effective Date of the Plan. The Plan shall become effective as of the date on which it is approved by the stockholders of the Company.

12.    Continuing Securities Law Compliance. If at any time on or after the effective date of the Plan as described in Section 11 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option are extended during a period of suspension.

13.    Termination, Modification, Change. The Plan shall continue in existence until terminated by the Board in accordance with the terms of this Section 13. Notwithstanding the foregoing, no Incentive Stock Options may be awarded after the date that is the tenth anniversary of the Effective Date of the Plan. No new Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 14), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

14.    Change in Capital Structure.

(a)    The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option to the nearest whole share and round up the exercise price to the nearest whole cent.

(b)    In the event of a Change in Control as described in Sections 2(e)(i), (ii)(A) or (iii), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c)    Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

15.    Administration of the Plan.

(a)    The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)    to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)    to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii)    to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable, vested, payable, forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events (such as a Change in Control), or other factors;

(iv)    to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)    to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)    to determine whether, and the extent to which, adjustments are required pursuant to Section 14;

(vii)    to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii)    to delegate, to the extent permitted by applicable law and/or its charter, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3));

(ix)    to require any Participant acquiring shares of Company Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Company Stock for investment purposes and without a view to resale or distribution thereof. Shares of Company Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company; and

(x)    to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, the powers described in subsections (ii) and (iii) above may be exercised by the independent members of the Board with respect to grants of Incentive Awards to executive officers.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No Option may include provisions that “reload” the Option upon exercise or that extend the term of an Option beyond what is the maximum period specified in the Plan and/or Grant Agreement.

(b)    The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)    The Committee shall meet at such times and places as it determines. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)    The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 15(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

(e)    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(f)    Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or a Grant Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion.

16.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.    No Effect on Other Plans. Except as provided in Section 4(c), nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

18.    Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. To the extent applicable, this Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of North Carolina.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M28493-P04752	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RUDDICK CORPORATION			For	Withhold	For All
			All	All	Except

The Board of Directors of Ruddick Corporation recommends that you vote in Proposal 1 FOR ALL NOMINEES to the Board of Directors, FOR Proposal 2, FOR Proposal 3, in Proposal 4 in favor of a THREE (3) YEAR frequency, and FOR Proposal 5.

			☐	☐	☐
1.	Election of the following ten nominees as Directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:
Nominees:
	01)	John R. Belk	06) Bailey W. Patrick
	02)	John P. Derham Cato	07) Robert H. Spilman, Jr.
	03)	Thomas W. Dickson	08) Harold C. Stowe
	04)	James E. S. Hynes	09) Isaiah Tidwell
	05)	Anna Spangler Nelson	10) William C. Warden, Jr.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

INSTRUCTION FOR PROPOSAL #4 BELOW: Please vote one of the four choices below. Note that you are not voting to approve or disapprove the recommendation of the Board of Directors.

	1 Year	2 Years	3 Years	Abstain

4.	An advisory (non-binding) vote approving the frequency of the vote approving the compensation of the Company’s named executive officers, namely that such vote will occur every:

		For	Against	Abstain

5.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 2, 2011.

6.	The proxies are authorized to act upon any other business which may properly be brought before said meeting or any adjournment thereof.

		For	Against	Abstain
2.	Approval of the Ruddick Corporation 2011 Incentive Compensation Plan.	☐	☐	☐

3.	An advisory (non-binding) vote approving the compensation of the Company's named executive officers.	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 27, 2010, and the Proxy Statement furnished therewith.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

RUDDICK CORPORATION

February 17, 2011

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2010 RUDDICK ANNUAL REPORT AND PROXY STATEMENT (includes Notice) is available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.
M28494-P04752
RUDDICK CORPORATION
Annual Meeting of Shareholders
February 17, 2011   10:00 AM

This proxy is solicited on behalf of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Thomas W. Dickson, John B. Woodlief, and Douglas J. Yacenda, and each of them, attorneys and proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two Wells Fargo Center, 301 S. Tryon Street, Charlotte, North Carolina on Thursday, February 17, 2011, at 10:00 A.M., local time, and any adjournment or adjournments thereof, as set forth on the reverse side.

This proxy card, when signed and returned, will also constitute voting instructions to T. Rowe Price Trust Company to vote or cause to be voted the shares held by T. Rowe Price Trust Company for the account of the undersigned in the Ruddick Retirement and Savings Plan. If this proxy card is not returned, or is returned unsigned, the shares will not be voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AND THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, IN FAVOR OF A THREE (3) YEAR FREQUENCY IN PROPOSAL 4, IN FAVOR OF PROPOSAL 5, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side